Exhibit 10.25

Execution Copy

Confidential

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

ASSET PURCHASE AGREEMENT

by and among

ASTRAZENECA AB,

ASTRAZENECA UK LIMITED

and

ANI PHARMACEUTICALS, INC.

Dated as of December 29, 2017

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.1	Certain Defined Terms	1
1.2	Construction	12

ARTICLE 2 SALE AND PURCHASE OF ASSETS; LIABILITIES		12

2.1	Sale of Purchased Assets	12
2.2	Liabilities	14
2.3	Consideration	15
2.4	Closing	16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		17

3.1	Representations and Warranties of Sellers	17
3.2	Representations and Warranties of Buyer	22
3.3	Exclusivity of Representations	24

ARTICLE 4 ADDITIONAL AGREEMENTS		25

4.1	Cooperation in Litigation and Investigations	25
4.2	Further Assurances	25
4.3	Publicity	26
4.4	Confidentiality	27
4.5	Regulatory Transfers	29
4.6	Regulatory Responsibilities	30
4.7	Pharmacovigilance and Other Obligations	33
4.8	Commercialization	35
4.9	Certain Tax Matters	35
4.10	Wrong Pockets; Correspondence	37
4.11	Covenant Not to Sue	38
4.12	Unauthorized Exploitation	39
4.13	Incidental Crossover Within Territories	39
4.14	Ancillary Agreements	40
4.15	Transfer of Products	40
4.16	[***] Agreement	40
4.17	[***] Agreement	41
4.18	License	41
4.19	API Supply	41

ARTICLE 5 INDEMNIFICATION		42

5.1	Indemnification	42
5.2	Claim Procedure	43

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

5.3	Limitations on Indemnification	45
5.4	Tax Treatment of Indemnification Payments	46
5.5	Exclusive Remedy	46
5.6	Setoff Rights	47

ARTICLE 6 MISCELLANEOUS		47

6.1	Governing Law, Jurisdiction, Venue and Service	47
6.2	Notices	48
6.3	No Benefit to Third Parties	49
6.4	Waiver and Non-Exclusion of Remedies	50
6.5	Expenses	50
6.6	Assignment	50
6.7	Amendment	50
6.8	Severability	51
6.9	Equitable Relief	51
6.10	Damages Waiver	51
6.11	English Language	51
6.12	Bulk Sales Statutes	52
6.13	Counterparts	52
6.14	Entire Agreement	52

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

SCHEDULES

Schedule 1.1.1	Products
Schedule 1.1.2	Permitted Encumbrances
Schedule 1.1.3	Purchased Regulatory Approvals
Schedule 1.1.4	Sellers’ Knowledge
Schedule 2.1.1(f)	Domain Names
Schedule 2.4.2(a)(v)	Purchased Assets Delivery Schedule
Schedule 3.1.8(d)	Base Period AMP
Schedule 3.1.10	Closing Inventory

EXHIBITS

Exhibit A	Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Form of Buyer FDA Transfer Letters
Exhibit C	License Agreement
Exhibit D	Form of Sellers FDA Transfer Letters
Exhibit E-1	Supply Agreement – Arimidex and Casodex
Exhibit E-2	Supply Agreement – Atacand and Atacand HCT
Exhibit F	Transitional Services Agreement

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

INDEX OF DEFINED TERMS

Defined Term	Page
[***]	11
[***] Agreement	4, 11
AB-Rated	1
Accounts Receivable	1
Act	2
Adverse Event	2
Affiliate	2
AG Abandonment Date	2
AG Agreement	2
Agreement	1
Allocation	15
AMP	2
Ancillary Agreements	2
Apportioned Obligations	35
Arimidex	2
Arimidex/Casodex Closing Payment	15
Assignment	49
Assumed Liabilities	14
Atacand	2
Atacand Closing Payment	15
Atacand Generic Entry Date	3
Atacand HCT	3
Atacand Other Authorized or Owned Generic Product	3
Authorized Generic Product	3
Bill of Sale	3
Business Day	3
Buyer	1
Buyer Confidential Information	27
Buyer FDA Transfer Letters	3
Buyer Group	37
Buyer Indemnitees	41
Buyer Permitted Purpose	28
Buyer Regulatory Documentation	3
Calendar Year	3
Candesartan Compound	4
Casodex	4
cGMP	4
Claim Notice	43
Clinical Trial	32
Closing	16
Defined Term	Page
Closing Date	4
Closing Inventory	4
Closing Payments	15
Code	4
Confidential Information	26
Confidentiality Agreement	4
Confidentiality Period	27
Contingent Payment	15
Contract	4
Control	4
Controlling Party	43
CPP	29
Disclosing Party	26
Disclosure Schedules	4
Domain Names	4
Encumbrance	5
Enforceability Exceptions	18
Excluded Assets	5
Excluded Items	5
Excluded Liabilities	14
Exploit	6
Exploitation	6
Exploited	6
Exploiting	6
FDA	6
Fixed-Dose Combination	6
Fundamental Representations	6
Governmental Authority	6
Group	37
Groups	37
HCT Compound	6
IFRS	6
IND	6
Indemnification Certificate	42
Indemnified Party	42
Indemnifying Party	42
Indirect Taxes	6
IRS	6
IT Party	39
Law	6
Liabilities	7

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

License Agreement	7
Licensed Trademarks	7
Litigation	7
Loss	7
Losses	7
Manufacture	7
Manufacturing	7
Material Adverse Effect	7
NDA	8
NDA Transfer Date	30
NDC	8
Non-Controlling Party	43
Non-Recourse Party	8
Notice	47
Order	8
OT Party	39
Parties	1
Party	1
Payee	35
Payer	35
Payments	35
Permitted Encumbrance	8
Permitted Financing Recipient	27
Person	8
Pharmacovigilance Agreement	8
Post-Closing Tax Period	35
Pre-Closing Tax Period	35
Product Business	8
Product NDAs	9
Product Promotional Materials	9
Products	9
Purchased Assets	12
Purchased Information	9
Purchased Product Records	9
Purchased Regulatory Approvals	9
Purchased Regulatory Documentation	9
Quality Assurance Agreement	10
Receiving Party	26
Regulatory Approval	10
Representatives	10
Required Consents	25
Seller	1
Seller Business	10
Seller Confidential Information	28
Seller Group	37
Seller Indemnitees	41
Seller Permitted Purpose	28
Seller Territory	10
Sellers	1
Sellers FDA Transfer Letters	10
Sellers’ Claims	13
Sellers’ Knowledge	10
Sellers’ Rights	13
Straddle Period	10
Supply Agreement – Arimidex and Casodex	10
Supply Agreement – Atacand and Atacand HCT	10
Supply Agreements	11
Sweden Seller	1
Tax	11
Tax Return	11
Taxes	11
Taxing Authority	11
Territory	11
Third Party	11
Third Party Claim	42
Transfer of Products	39
Transfer Taxes	35
Transitional Services Agreement	11
UK Seller	1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

ASSET PURCHASE AGREEMENT (this “Agreement”) is made and executed as of December 29, 2017, by and among AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden and with offices at SE-431 83 Mölndal, Sweden (“Sweden Seller”), AstraZeneca UK Limited, a company incorporated in England under no. 03674842 whose registered office is at 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge, England CB2 0AA (“UK Seller”), and ANI Pharmaceuticals, Inc., a Delaware corporation (“Buyer”).

Sweden Seller and UK Seller are sometimes referred to herein individually as “Seller” and collectively referred as “Sellers”. Sweden Seller, UK Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sellers and certain of their respective Affiliates are engaged in the Product Business and, in this regard (a) Sweden Seller is responsible for the Exploitation of Atacand and Atacand HCT; and (b) UK Seller is responsible for the Exploitation of Arimidex and Casodex;

WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, certain assets and rights associated with the Product Business, upon the terms and conditions hereinafter set forth; and

WHEREAS, concurrently with the execution of this Agreement, the Parties are entering into certain of the Ancillary Agreements.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1        Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“AB-Rated” means “therapeutically equivalent” as set forth in the Preface to the current edition of the Orange Book, as such requirements may be amended in the future, as evidenced by the assignment of any ‘A’ rating, such that one pharmaceutical product that is therapeutically equivalent to another pharmaceutical product is generally substitutable by the pharmacist for such other pharmaceutical product when filling a prescription written for such other pharmaceutical product without having to seek authorization to do so from the physician writing such prescription.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any Third Party to Sellers or any of their respective Affiliates arising from sales of the Products by or on behalf of Sellers or their respective Affiliates prior to the Closing Date.

“Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.).

“Adverse Event” means, with respect to a product, any undesirable, untoward or noxious event or experience associated with the use, or occurring during or following administration, of such product in humans, occurring at any dose, whether expected and whether considered related to or caused by such product, including such an event or experience as occurs in the course of the use of such product in professional practice, in a clinical trial, from overdose, whether accidental or intentional, from abuse, from withdrawal or from a failure of expected pharmacological or biological therapeutic action of such product, and including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80, as applicable.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person at any time for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“AG Abandonment Date” means the first date on which [***].

“AG Agreement” means the Distribution Agreement, dated October 22, 2012, by and between AstraZeneca LP and [***], relating to the distribution of authorized generic versions of Atacand, as subsequently amended by the Extension Agreements dated June 30, 2014, June 30, 2015, June 30, 2016 and June 30, 2017.

“AMP” means the average manufacturer price, as defined at 42 U.S.C. § 1396r-8(k)(1) and 42 C.F.R. § 447.500 et seq.

“Ancillary Agreements” means the Bill of Sale, the License Agreement, the Pharmacovigilance Agreement, the Quality Assurance Agreement, the Supply Agreements and the Transitional Services Agreement and each other agreement delivered pursuant thereto.

“Arimidex” means the pharmaceutical product described on Schedule 1.1.1 containing anastrozole as the active pharmaceutical ingredient described in NDA #020541 and #022214 that is distributed and sold in 1.0 milligram dosage strength under the brand name Arimidex® in the Territory as of the Closing Date by or on behalf of UK Seller or any of its Affiliates.

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Atacand” means the pharmaceutical product described on Schedule 1.1.1 containing the Candesartan Compound as the active pharmaceutical ingredient described in NDA #20-838 that is distributed and sold in 4, 8, 16 and 32 milligram dosage strengths under the brand name Atacand® and in the Territory as of the Closing Date by or on behalf of Sweden Seller or any of its Affiliates.

“Atacand Generic Entry Date” means the earlier to occur of (a) [***] and (b) the [***] anniversary of the Closing Date.

“Atacand HCT” means the pharmaceutical product described on Schedule 1.1.1 containing the Fixed-Dose Combination as the active pharmaceutical ingredients described in NDA #21-093 that is distributed and sold in 16/12.5, 32/12.5 and 32/25 milligram dosage strengths under the brand name Atacand® HCT in the Territory as of the Closing Date by or on behalf of Sweden Seller or any of its Affiliates.

“Atacand HCT Generic Product” means any medicinal product that (a) is approved under 21 U.S.C. 355(b) or 355(j) (or any respective successor Law), and (b) contains the Fixed Dose Combination as the sole active pharmaceutical ingredient.

“Atacand Other Authorized or Owned Generic Product” means, other than the Authorized Generic Product, any medicinal product that (a) is approved under 21 U.S.C. 355(b) or 355(j) (or any respective successor Law), and (b) contains the Candesartan Compound as the sole active pharmaceutical ingredient.

“Authorized Generic Product” means the pharmaceutical product that is AB rated by the FDA for Atacand and marketed, distributed and sold by or on behalf of Sweden Seller pursuant to the AG Agreement or otherwise.

“Bill of Sale” means the Bill of Sale and Assignment and Assumption Agreement, attached as Exhibit A.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, London, England or Mölndal, Sweden are permitted or obligated by Law to remain closed.

“Buyer FDA Transfer Letters” means the letters to FDA in substantially the form attached as Exhibit B, accepting the transfer of rights to the Purchased Regulatory Approvals issued by FDA from Sellers.

“Buyer Regulatory Documentation” means, with respect to the Products, (a) all documentation and materials referred to in the definition of Purchased Regulatory Documentation that are created following the Closing and (b) all data (including clinical and pre-clinical data) referenced in any of the documentation and materials referred to in the preceding clause (a).

“Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of this Agreement shall commence on the Closing Date and end on December 31 of the year in which the Closing Date occurs.

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Candesartan Compound” means the pharmaceutical compound candesartan cilexetil, with the chemical name (±)-1-Hydroxyethyl 2-ethoxy-1-[p-(o-1H-tetrazol-5-ylphenyl)benzyl]-7-benzimidazolecarboxylate, cyclohexyl carbonate (ester), as more fully described on Schedule 1.1.1.

“Casodex” means the pharmaceutical product described on Schedule 1.1.1 containing bicalutamide as the active pharmaceutical ingredient described in NDA #020498 and #022310 that is distributed and sold in 50.0 milligram dosage strength under the brand name Casodex® in the Territory as of the Closing Date by or on behalf of UK Seller or any of its Affiliates.

“cGMP” means the then-current standards of good manufacturing practice for the manufacture, processing, packaging, testing or holding of a medicinal product for human use to assure that such medicinal product meets (a) the requirements of applicable Law and other requirements of any applicable Governmental Authority, including FDA, as to safety, identity and strength, and (b) the quality and purity characteristics that such medicinal product purports or is represented to possess, including as set forth by FDA in 21 C.F.R. Parts 210 and 211.

“Closing Date” means the date on which the Closing occurs.

“Closing Inventory” means finished Products (together with any Product packaging materials thereon) labeled and held for sale in the Territory, owned as of the Closing by Sellers or any of Sellers’ Affiliates that has not been sold to a Third Party, including any wholesaler or distributor, together with samples of finished Products labeled and held for use in the Territory.

“Code” means the Internal Revenue Code of 1986.

“Confidentiality Agreement” means the Confidentiality Agreement, dated August 14, 2017, by and between AstraZeneca Pharmaceuticals LP and Buyer.

“Contract” means any binding contract, agreement, lease, sublease, license, sublicense or other legally binding commitment or arrangement.

“Control” means, with respect to any Regulatory Approval, Purchased Product Records, Product Promotional Materials or Purchased Regulatory Documentation, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Regulatory Approval, Purchased Product Records, Product Promotional Materials or Purchased Regulatory Documentation, as provided for herein or in any Ancillary Agreement without violating the terms of any Contract or other arrangement with any Third Party.

“[***] Agreement” means that certain Supply Agreement dated January 1, 2013 between [***] and UK Seller.

4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Disclosure Schedules” means the disclosure schedules of Sellers delivered by Sellers pursuant to this Agreement.

“Domain Names” means each of the domain names set forth on Schedule 2.1.1(f).

“Encumbrance” means any mortgage, lien, license, pledge, security interest, assessment, easement, right of first refusal, charge, hypothecation, title defect, title retention clause or other encumbrance.

“Excluded Assets” means (a) all intellectual property and intellectual property rights of Sellers and their respective Affiliates other than Buyer’s rights to the Licensed Manufacturing Know-How and the Licensed Packaging Know-How (each such term as defined in the Supply Agreements) set forth in Section 4.18; (b) all employees, real property and tangible personal property of Sellers or any of their respective Affiliates (but excluding the Purchased Product Records, the Purchased Regulatory Documentation and the Product Promotional Materials); (c) all Accounts Receivable; (d) all Manufacturing-related tangible assets of Sellers or any of their respective Affiliates; (e) all refunds, claims for refunds or rights to receive refunds from any Taxing Authority with respect to any and all Taxes paid or to be paid by Sellers or any of their respective Affiliates (including any and all Taxes paid or to be paid by any of Sellers’ Affiliates on behalf of Sellers); (f) all insurance policies and insurance Contracts insuring the Purchased Assets, together with any claim, action or other right a Seller or any Affiliate of such Seller may have for insurance coverage under any past or present policies and insurance Contracts insuring the Purchased Assets; (g) the global safety database relating to the Products and source documents associated with individual case safety reports other than the Purchased Information; (h) any rights or interests relating to the Products outside the Territory; (i) all Excluded Items; (j) until the AG Abandonment Date with respect to the Authorized Generic Product or the Atacand Generic Entry Date with respect to any Atacand Other Authorized or Owned Generic Product, as the case may be, all assets, properties, rights and interests of Sweden Seller and its Affiliates that are necessary for the Exploitation by Sweden Seller of the Authorized Generic Product or any Atacand Other Authorized or Owned Generic Product, as the case may be (for the avoidance of doubt, other than assets, properties, rights and interests that are expressly identified as Purchased Assets or necessary for Buyer’s Exploitation of (i) Atacand, Atacand HCT, any Atacand HCT Generic Product or, after the AG Abandonment Date, the Authorized Generic Product or, after the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, in all cases, in the Territory, or (ii) any branded pharmaceutical product that contains the Candesartan Compound or the Fixed-Dose Combination in the Territory and in the ordinary course, in accordance with past practices); and (k) all other assets, property, rights and interests of Sellers and their respective Affiliates not described in Section 2.1.1.

5

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Excluded Items” means any and all (a) books, documents, records, files and other items prepared in connection with or relating to the negotiation and consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including all (i) bids received from Third Parties and analyses relating to the Products or the Product Business, (ii)  joint defense or similar agreements with prospective purchasers of the Products or Product Business, and (iii) strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Products and the Product Business; (b) trade secrets to the extent not related to the Products; (c) attorney work product, attorney-client communications and other items protected by established legal privilege, unless the books and records can be transferred without losing such privilege; (d) human resources and any other employee books and records; (e) financial, Tax and accounting records to the extent not related to the Products; (f) items to the extent applicable Law prohibits their transfer; (g) electronic mail; and (h) any materials, information or data related to the Manufacture of the Products other than the Purchased Information and the Buyer’s rights to the Licensed Manufacturing Know-How and the Licensed Packaging Know-How (each such term as defined in the Supply Agreements) set forth in Section 4.18.

“Exploit” means (and, with correlative meanings, the terms “Exploited”, “Exploitation” and “Exploiting” mean) to have made, import, export, use, have used, sell, offer for sale, have sold, commercialize, register, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of, and have Manufactured by Sellers, but excludes to Manufacture or have Manufactured by Buyer, an Affiliate of Buyer or a Third Party until such date that Sellers confirm in writing to Buyer that the transfer of all technology and know-how necessary for Buyer to Manufacture, and have Manufactured, the applicable Products has been completed in accordance with the applicable Supply Agreement, after which time the term “Exploit” shall include such actions.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“Fixed-Dose Combination” means a fixed-dose combination of the Candesartan Compound and the HCT Compound.

“Fundamental Representations” means the representations and warranties set forth in Sections 3.1.1 (Entity Status), 3.1.2 (Authority), 3.1.4 (No Broker), 3.1.6(a) (Title to Purchased Assets), 3.1.14(Taxes), Section 3.2.1 (Corporate Status), Section 3.2.2 (Authority), Section 3.2.4 (No Broker) and Section 3.2.7(b) (Solvency).

“Governmental Authority” means any supranational, international, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including FDA.

“HCT Compound” means the pharmaceutical compound hydrochlorothiazide with the chemical name 6-chloro-3,4-dihydro-2H-1,2,4-benzothiadiazine-7-sulfonamide 1,1-dioxide, as more fully described on Schedule 1.1.1.

“IFRS” means the International Financial Reporting Standards developed by the International Accounting Standards Board.

“IND” means an Investigational New Drug Application submitted in accordance with 21 C.F.R. Part 312.

6

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Indirect Taxes” shall mean value added, sales, consumption, goods and services taxes or other similar taxes required by applicable Laws to be disclosed as a separate item on the relevant invoice.

“IRS” means the Internal Revenue Service.

“Law” means any domestic or foreign, federal, state or local statute, law, treaty, judgment, ordinance, rule, administrative interpretation, regulation, order or other requirement having the force of law of any Governmental Authority.

“Liabilities” means any and all Losses, debts, liabilities, obligations, commitments, claims or complaints, whether accrued or unaccrued, fixed, known or unknown, absolute or contingent, matured or un-matured, determined or determinable (including those arising under any Law, those arising under any Contract, instrument, permit, franchise or undertaking and those arising as a result of any action or omission) and whether or not the same would be required by IFRS to be reflected in financial statements or disclosed in the notes thereto.

“License Agreement” means the License Agreement, attached as Exhibit C.

“Licensed Trademarks” has the meaning set forth in the License Agreement.

“Litigation” means any action, arbitration, mediation, proceeding or suit (whether in contract, in tort, at law or otherwise).

“Loss” or “Losses” means any liabilities, losses, damages, deficiencies, assessments, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith, that are suffered or sustained or that have required an outlay or payment of cash or other non-cash consideration, whether resulting from a judgement, settlement or award, including any Litigation, Law or Contract, including Taxes and including reasonable costs and expenses of suits and proceedings and investigations, and reasonable fees and disbursements of counsel, consultants, experts and other professionals.

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of the Products or any intermediate thereof prior to the distribution of the Products, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

7

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Material Adverse Effect” means an event, fact, condition, occurrence, change or effect that is or would reasonably be expected to be materially adverse to the business, results of operations or financial condition of the Product Business, the Purchased Assets and the Assumed Liabilities, taken as a whole; provided, however, that none of the following, and no events, facts, conditions, occurrences, changes or effects resulting from the following, shall be deemed (individually or in combination) to constitute, or shall be taken into account in determining whether there has been, a “Material Adverse Effect”: (i) political or economic conditions or conditions affecting the capital or financial markets generally, including the worsening of any existing conditions; (ii) conditions generally affecting any industry or industry sector in which the Product Business operates or competes or in which the Products are Manufactured or Exploited, including increases in operating costs; (iii) any change or prospective change in applicable accounting requirements or applicable Law; (iv) any hostility, act of war, sabotage, terrorism or military actions, or any escalation of any of the foregoing; (v) any hurricane, flood, tornado, earthquake or other natural disaster or force majeure event; and (vi) the failure of the Product Business to achieve any financial projections, predictions, forecasts or estimates of revenues for any period (provided, that the underlying causes of such failure shall not be excluded unless otherwise excluded pursuant to this definition); except, in each of clauses (i) through (iii), for those conditions that have a materially disproportionate effect on the Product Business, the Purchased Assets and Assumed Liabilities, taken as a whole, relative to other Persons operating businesses similar to the Product Business.

“NDA” means a New Drug Application as defined in the Act.

“NDC” means “National Drug Code,” which is the 10 or 11 digit code registered by a company with FDA with respect to a pharmaceutical product.

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, or general or limited partners (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, or general or limited partner of any of the foregoing).

“Order” means any writ, judgment, edict, decree, injunction, ruling, order or other binding obligation, pronouncement or determination of any Governmental Authority having the force of Law.

“Permitted Encumbrance” means any (a) Encumbrance for Taxes not yet due or delinquent or otherwise subject to penalties for non-payment or for those Taxes being contested in good faith by appropriate proceedings; (b) Encumbrance imposed by Law that are not delinquent, such as mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other similar encumbrances that do not or would not be reasonably expected to materially detract from the current value of, or materially interfere with, the present use and enjoyment of any Purchased Asset subject thereto or affected thereby in the ordinary course of business of the Product Business; (c) Encumbrance (i) with respect to a Liability incurred in the ordinary course of business, (ii) that is not delinquent, (iii) that is not securing indebtedness or guarantees of indebtedness, and (iv) that does not materially detract from the current value of, or materially interfere with, the present use and enjoyment of such Purchased Asset in the ordinary course of business of the Product Business; and (d) Encumbrance disclosed on Schedule 1.1.2.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Pharmacovigilance Agreement” means the Pharmacovigilance Agreement with respect to the Products to be entered into by a Seller or a Third Party, on one hand, and Buyer (or their respective Affiliates), on the other hand, in accordance with Section 4.7.1.

“Product Business” means the Exploitation of the Products in the Territory, but excluding the research, development, registration, storage, use, transport, import and export of the Products in the Territory in support of the Exploitation of the Products outside of the Territory.

“Product NDAs” means, collectively, (a) NDA #20-838, (b) NDA #21-093, (c) NDA #020541, (d) NDA #022214, (e) NDA #020498 and (f) NDA #022310.

“Product Promotional Materials” means, with respect to Arimidex, the promotional materials used in connection with AstraZeneca Pharmaceuticals LP’s Direct Program and the Statement of Work effective January 1, 2017 under the Master Services Agreement, dated April 3, 2013, with Eagle Pharmacy LLC.

“Products” means (a) Atacand, (b) Atacand HCT, (c) Arimidex and (d) Casodex.

“Purchased Information” means copies of the portion of the global safety database that is the local U.S. safety database, including case data required for reporting to the FDA on a periodic or expedited basis from foreign and domestic origin, or for the purposes of surveillance, as well as FDA submission records, but excluding source documentation associated with individual case reports and excluding submission records to Governmental Authorities outside of the Territory or other such data required outside of the Territory or protected under privacy Laws.

“Purchased Product Records” means all books and records to the extent relating to the Product Business (other than the Purchased Regulatory Documentation) to the extent owned, maintained and in the possession or Control of Sellers or any of their respective Affiliates, but excluding, in all cases, the Excluded Items.

“Purchased Regulatory Approvals” means the Regulatory Approvals listed in Schedule 1.1.3, including all materials, information or data related to the Manufacture of the Products included therein (including any such information included in the Chemistry, Manufacturing and Controls section of any such Regulatory Approvals), but excluding, in all cases, the Excluded Items. For the avoidance of doubt, Purchased Regulatory Approvals shall not include inactive INDs.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Purchased Regulatory Documentation” means, with respect to the Products, all documentation comprising the Purchased Regulatory Approvals related to the Products and the Territory: (a) original NDAs and associated amendments, any post-approval correspondence and any official correspondence and reports submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority); (b) copies of all clinical studies performed in association and in support of the Purchased Regulatory Approvals, (c) copies of all periodic safety reports (PBRER, PSUR or PADERs) submitted to the FDA, (d) relevant supporting documents with respect to such correspondence and reports, including all regulatory drug lists, materials submitted to FDA under FDA Form 2253, final versions of advertising and promotion materials, and adverse drug experience reports (periodic and expedited), and (e) the Purchased Information, in each case, (x) to the extent in the possession or Control of Sellers or any of their respective Affiliates as of the Closing Date and (y) excluding the Excluded Items and all intellectual property rights of Sellers or their respective Affiliates or their respective licensors contained or depicted therein.

“Quality Assurance Agreement” means the Quality Assurance Agreement with respect to the Manufacture of the Products to be entered into by Sellers and Buyer (or their respective Affiliates) in accordance with Section 4.14.

“Regulatory Approval” means, with respect to the Products, any and all approvals (including NDAs and supplements and amendments thereto and INDs), licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Authority necessary to commercially distribute, sell or market the Products in the Territory, including, where applicable in the Territory, (a) pricing or reimbursement approvals, (b) pre- and post-approval marketing authorizations and (c) labeling approvals.

“Representatives” means, with respect to any Party, its officers, employees, agents, attorneys, consultants, advisors and other representatives.

“Seller Business” means the (a) Exploitation of the Products in the Seller Territory, (b) Exploitation of, until the AG Abandonment Date, the Authorized Generic Product and, until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, in each case, worldwide, (c) Manufacture of the Products or the Authorized Generic Product worldwide and (d) Exploitation of any pharmaceutical product (other than the Products and subject to the limitations in clause (b)) containing the same active ingredient as the Products; provided, however, that notwithstanding any of the foregoing, the Seller Business shall not include (i) the Exploitation of any prescription product in the Territory that is AB-Rated to the Products or (ii) the Manufacture of any prescription product that is AB-Rated to the Products for Exploitation in the Territory, in each case other than, until the AG Abandonment Date, the Authorized Generic Product and, until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product.

“Sellers FDA Transfer Letters” means the letters to FDA in the form attached as Exhibit D, transferring the rights to the Purchased Regulatory Approvals issued by FDA to Buyer.

“Sellers’ Knowledge” means the actual knowledge any of the individuals listed on Schedule 1.1.4 has or would have after reasonable investigation into the subject matter in the ordinary course of each such individual’s respective duties.

“Seller Territory” means the entire world, except the Territory.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

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“Straddle Period” means any taxable period which includes (but does not end on) the Closing Date.

“Supply Agreement – Arimidex and Casodex” means the supply agreement to be entered into at Closing by UK Seller and Buyer (or their respective Affiliates) pursuant to which UK Seller and its Affiliates will supply Arimidex and Casodex to Buyer (or its applicable Affiliate) on the terms set forth on Exhibit E-1.

“Supply Agreement – Atacand and Atacand HCT ” means the supply agreement to be entered into at Closing by Sweden Seller and Buyer (or their respective Affiliates) pursuant to which Sweden Seller and its respective Affiliates will supply the Atacand and Atacand HCT to Buyer (or its applicable Affiliate) on the terms set forth on Exhibit E-2.

“Supply Agreements” means the (a) Supply Agreement – Arimidex and Casodex and (b) Supply Agreement – Atacand and Atacand HCT.

“[***]” means [***], with its head office at [***].

“[***]” mean that certain Agreement, dated as of January 1, 2016, by and between Sweden Seller and [***], pursuant to which, among other things, [***] grants to Sweden Seller certain rights to develop, manufacture, use and sell the Product (as such term is defined in the [***] Agreement) and [***] agrees to supply, and Sweden Seller agrees to exclusively purchase from [***], the Compound (as such term is defined in the [***] Agreement).

“Taxes” or “Tax” means all taxes of any kind, and all charges, fees, customs, tariffs, levies, duties, imposts, required deposits or other assessments, including all federal, state, local or non-U.S. net income, capital gains, gross income, gross receipt, property (real or personal), franchise, value added, sales, use, excise, good and services, stamp, environmental, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, franchise, capital stock, transfer, gains, escheat, windfall profits, net worth, asset, transaction and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any Taxing Authority or other Governmental Authority under applicable Law.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission, authority, body or instrumentality thereof or any quasi-governmental body exercising any authority to impose, regulate or administer the imposition of Taxes.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, and includes any amended returns required as a result of examination adjustments made by the IRS or other Taxing Authority.

“Territory” means the United States of America and its territories and possessions, including Puerto Rico.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

“Third Party” means any Person other than Sweden Seller, UK Seller, Buyer and their respective Affiliates and permitted successors and assigns.

“Transitional Services Agreement” means the Transitional Services Agreement attached as Exhibit F.

1.2        Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural includes the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The table of contents and captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” or its variations as used herein does not limit the generality of any description preceding such term and shall be construed as “including, without limitation.” The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement, and references to this “Agreement” are references to this Agreement and all exhibits and schedules hereto; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules, regulations or legally binding guidelines issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; (g) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (h) references to monetary amounts are denominated in United States Dollars; and (i) references to days (excluding Business Days) or months shall be deemed references to calendar days or months.

ARTICLE 2
SALE AND PURCHASE OF ASSETS; LIABILITIES

2.1         Sale of Purchased Assets.

2.1.1           Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions of this Agreement and the Ancillary Agreements, at and effective as of the Closing, Sellers shall (or shall cause their applicable Affiliates to) sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Sellers (or such Affiliates), all of Sellers’ (or such Affiliates’) right, title and interest to the following (collectively, the “Purchased Assets”), free and clear of any Encumbrances (other than Permitted Encumbrances):

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(a)          the benefit of any confidentiality Contracts with prospective purchasers of the Products or the Product Business;

(b)          research data to the extent related to the Products and in the possession or Control of Sellers or any Affiliates thereof and reasonably necessary and used to Exploit the Products in the Territory;

(c)          all refunds for Taxes relating to the Purchased Assets other than refunds of Taxes described in the definition of “Excluded Assets”;

(d)          all of Sellers’ rights under warranties, guaranties, indemnities and similar rights against Third Parties, including any predecessors in title, to the extent related to the Assumed Liabilities or the Exploitation of the Purchased Assets and the Products (“Sellers’ Rights”) after the Closing Date in the Territory, other than Sellers’ Rights that arise from or relate to activities or events occurring prior to Closing;

(e)          all of Sellers’ claims, counterclaims, causes of action and all other rights of any kind against any Third Party in connection with the Assumed Liabilities or related to the Exploitation of the Purchased Assets (“Sellers’ Claims”) after the Closing Date in the Territory, other than Sellers’ Claims that arise from or relate to activities or events occurring prior to Closing;

(f)          the Domain Names;

(g)         following (i) with respect to the Authorized Generic Product, the AG Abandonment Date, and (ii) with respect to any Atacand Other Authorized or Owned Generic Product, the Atacand Generic Entry Date, the applicable Excluded Assets provided for in clause (j) of the definition thereof;

(h)         the Purchased Regulatory Approvals;

(i)          the Purchased Regulatory Documentation;

(j)          the Purchased Product Records; and

(k)         the Product Promotional Materials.

2.1.2      Excluded Assets. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, Buyer shall not acquire pursuant to this Agreement or any Ancillary Agreement the Excluded Assets, and the Purchased Assets shall not include, and Sellers or their respective Affiliates shall retain following the Closing Date, the Excluded Assets.

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2.1.3      Retention of Rights. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, Sellers retain, on behalf of themselves and their respective Affiliates, licensees, sublicensees, licensors and distributors, the non-exclusive right to use and the right of reference in, to and under the Purchased Assets, in each case, as may be necessary or useful to (a) exercise their or their respective Affiliates’ respective rights or perform their or their respective Affiliates’ respective obligations under this Agreement or any Ancillary Agreement or (b) to the extent not prohibited by this Agreement or the Ancillary Agreements, conduct the Seller Business. Without limiting the generality of the foregoing, Sellers and their respective Affiliates retain the right (x) to Manufacture, or have Manufactured, and (y) to Exploit (i) the Authorized Generic Product until the AG Abandonment Date, and (ii) any Atacand Other Authorized or Owned Generic Product until the Atacand Generic Entry Date; provided, however, that the foregoing retention of rights shall terminate automatically upon the AG Abandonment Date with respect to the Authorized Generic Product and the Atacand Generic Entry Date with respect to any Atacand Other Authorized and Owned Generic Product, following which Sellers shall have no right to Exploit the Authorized Generic Product or any Atacand Other Authorized or Owned Generic Product in the Territory.

2.2         Liabilities.

2.2.1      Assumed Liabilities. Upon the terms and subject in all respects to the conditions of this Agreement and the Ancillary Agreements, at the Closing, Sellers shall assign to Buyer and Buyer shall unconditionally assume from Sellers or their respective Affiliates and agree to pay and discharge when due only the following Liabilities, in each case, to the extent not included in the Excluded Liabilities: except as provided in the Ancillary Agreements, all Liabilities arising from the Exploitation of the Products in the Territory arising after the Closing Date (other than, for the avoidance of doubt, any Liabilities arising out of or related to Products sold on or prior to the Closing Date) (the “Assumed Liabilities”).

2.2.2      Excluded Liabilities. Buyer shall not assume or have or incur any responsibility of any nature for any Liabilities of Sellers or any of their respective Affiliates (including any Liabilities arising out of or related to Products sold or act or omission occurring on or prior to the Closing Date and all Liabilities related to the Excluded Assets relating to the period ending on or prior to the Closing Date (“Excluded Liabilities”).

Notwithstanding Section 2.2.1, and for the avoidance of doubt, the Excluded Liabilities shall include (and not be limited to):

(a)          all Liabilities for Taxes of Sellers or any of their respective Affiliates, whether arising prior to, after the Closing Date;

(b)          all Liabilities for Taxes relating to the Purchased Assets or the Product Business arising from or attributable to any taxable period ending on or before the Closing Date (or the portion of any Straddle Period beginning on the first day of such Straddle Period and ending on the day prior to the Closing Date);

(c)          all Liabilities of Sellers and/or any of their Affiliates under the Ancillary Agreements;

(d)          all Liabilities of Seller and/or any of their Affiliates in respect of any Litigation (whether class, individual or otherwise in nature, in law or in equity) commenced or asserted on or prior to the Closing, or based on acts or omissions of Sellers and/or any of their Affiliates or their respective equityholders, officers, directors or managers occurring on or prior to the Closing, and arising out of or to the extent relating to or otherwise in any way relating to the Purchased Assets or the Products, including any Liability to any equityholder of Sellers or any Affiliates of Seller;

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(e)          all Liabilities of Sellers to their suppliers for materials and services relating to the Products that were delivered or provided to Sellers on or prior to Closing;

(f)          all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to any Person or property that resulted from the use or misuse of the Products sold on or prior to the Closing Date or otherwise relates to the Products sold (including any Litigation relating to any such Liabilities) on or prior to the Closing Date, which, in the case of any split lots of Products, shall be determined as set forth in the Transitional Services Agreement;

(g)          all Liabilities for Transfer Taxes, Apportioned Obligations or Indirect Taxes allocated to Sellers under Sections 4.9.2 or 4.9.4; and

(h)          all Liabilities arising out of or related to the Seller Business.

2.3        Consideration.

2.3.1      Purchase Price.

(a)          Upon the terms and subject to the conditions of this Agreement, in consideration of the conveyances contemplated under Section 2.1 and the license of the Licensed Trademarks pursuant to the License Agreement, Buyer shall, on the Closing Date, (i) pay to (A) Sweden Seller an amount equal to $28,000,000 for the Purchased Assets related to Atacand and Atacand HCT (the “Atacand Closing Payment”) and (B) UK Seller an amount equal to $18,500,000 for the Purchased Assets related to Arimidex and Casodex (the “Arimidex/Casodex Closing Payment”, and together with the Atacand Closing Payment, the “Closing Payments”), in each case, by wire transfer of immediately available funds to the account designated by the applicable Seller (or its Affiliates or permitted assignee) by written notice to Buyer at least two Business Days prior to the Closing Date, and (ii) assume the Assumed Liabilities.

(b)          In addition to the Closing Payments, in the event that the combined annual Net Sales (as defined in the License Agreement) of both Atacand and Atacand HCT (and, for the avoidance of doubt, not the Authorized Generic Product) for each of the 2020, 2021 and 2022 Calendar Years equals or exceeds [***] each year (i.e., equals or exceeds [***] each of the three (3) years for a combined total equal to or exceeding [***] for the three (3) year period), then Buyer shall pay to Sweden Seller (or its Affiliates or permitted assignees, identified in writing prior thereto) an aggregate amount equal to $3,000,000 by wire transfer of immediately available funds to the account designated by Sweden Seller (or its Affiliates or permitted assignees, identified in writing prior thereto) by written notice (the “Contingent Payment”). The Contingent Payment shall be paid within 60 days following the end of the 2022 Calendar Year. Concurrently with the payment of the Contingent Payment, if any, Buyer will provide Sweden Seller (or its Affiliates or permitted assignees, identified in writing prior thereto) with a report setting forth its calculation of the combined annual Net Sales (as defined in the License Agreement) of Atacand and Atacand HCT for the 2020, 2021 and 2022 Calendar Years.

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2.3.2      .Allocation of Consideration. Buyer shall allocate the Closing Payments (and other payments taken into account under Section 1060 of the Code) among the Purchased Assets in accordance with Section 1060 of the Code (the “Allocation”) prior to or within 60 days following the Closing and shall deliver to Sellers a copy of such Allocation (IRS Form 8594) promptly after such determination. Each Seller shall have the right to review and raise any objections in writing to the Allocation during the 10-day period after its receipt thereof. If a Seller disagrees with respect to any item in the Allocation, the applicable Parties shall negotiate in good faith to resolve the dispute. Each Party shall have the right to allocate the Closing Payments (and other payments taken into account under Section 1060 of the Code) among the Purchased Assets in its discretion if the Parties are unable to agree on an Allocation despite their good faith negotiations.

2.4        Closing.

2.4.1      Closing. Pursuant to the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signatures by facsimile or electronic mail on the date hereof, or at such other time and place as Buyer and Sellers may agree to in writing.  The Closing shall be deemed to have occurred at 11:59 p.m., Eastern Time, on the Closing Date, such that Buyer shall be deemed the owner of the Purchased Assets on and after the Closing Date.

2.4.2      Closing Deliveries.

(a)          Except as otherwise indicated below, at the Closing, Sellers shall deliver the following to Buyer:

(i)          each of the Ancillary Agreements (other than the Pharmacovigilance Agreement and the Quality Assurance Agreement) to which a Seller or any of its Affiliates is a party, validly executed by a duly authorized officer of such Seller or its applicable Affiliate;

(ii)         a receipt by Sweden Seller acknowledging receipt of the Atacand Closing Payment in satisfaction of Buyer’s obligations pursuant to Section 2.3.1, validly executed by a duly authorized representative of Sweden Seller;

(iii)        a receipt by UK Seller acknowledging receipt of the Arimidex/Casodex Closing Payment in satisfaction of Buyer’s obligations pursuant to Section 2.3.1, validly executed by a duly authorized representative of UK Seller;

(iv)         evidence reasonably satisfactory to Buyer that the Purchased Assets are being transferred free and clear of any Encumbrance other than Permitted Encumbrances; and

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(v)          the Purchased Assets; provided, that (A) with respect to tangible Purchased Assets, delivery shall, unless the Parties otherwise mutually agree, be to the locations and on the timeframes set forth in Schedule 2.4.2(a)(v), (B) with respect to physical delivery of the Purchased Information, Purchased Product Records, Purchased Regulatory Approvals and Purchased Regulatory Information, the provisions of Section 4.6.3 shall apply; and (C) Sellers may retain copies of the Purchased Regulatory Documentation and the Purchased Product Records included within the Purchased Assets (and, for the avoidance of doubt, prior to delivering or making available any files, documents, instruments, papers, books and records containing Purchased Product Records or constituting Purchased Regulatory Documentation to Buyer, Sellers shall be entitled to redact from such files, documents, instruments, papers, books and records any information to the extent that it does not relate to the Product Business).

(b)          At the Closing, Buyer shall deliver the following to Sellers:

(i)          each of the Ancillary Agreements (other than the Pharmacovigilance Agreement and the Quality Assurance Agreement) to which Buyer or any of its Affiliates is a party, validly executed by a duly authorized officer of Buyer or its applicable Affiliate; and

(ii)         the Closing Payments in accordance with Section 2.3.1 (along with a U.S. Federal Reserve reference or similar number evidencing execution of such payment).

(c)          Buyer shall conduct a quality and completeness review of the Purchased Regulatory Documentation transferred to it pursuant to Section 2.4.2(a)(v) and the Transitional Services Agreement promptly following such transfer and, within 30 days after such transfer, shall notify Sellers in writing of any problems or issues experienced by Buyer regarding the completeness, navigation or readability of such transferred Purchased Regulatory Documentation that Buyer reasonably and in good faith believes are related to the transfer of such Purchased Regulatory Documentation (and not, for example, related to Buyer system capabilities or compatibility). Sellers shall use their commercially reasonable efforts to assist Buyer in remedying any such problems or issues (if any) with respect to the Purchased Regulatory Documentation as soon as reasonably practicable following Sellers’ receipt of Buyer’s notice of the same.

2.4.3      Risk of Loss. Notwithstanding anything to the contrary herein or otherwise, until 11:59 p.m., Eastern Time, on the Closing Date, any Loss of or damage to any of the Purchased Assets (of any nature or type) from fire, casualty or any other occurrence shall be the sole responsibility of and at the sole cost of Sellers.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Sellers. Sellers jointly and severally represent and warrant to Buyer as follows, with each such representation and warranty subject to such exceptions, if any, as are set forth in the Disclosure Schedules. Disclosures in any section or paragraph of the Disclosure Schedules shall address the corresponding section or paragraph of this Agreement, but also other sections or paragraphs of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other sections or paragraphs.

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3.1.1      Entity Status. Each Seller is a company duly organized, validly existing and in good standing (to the extent such concept is recognized by the applicable jurisdiction) under the Laws of the jurisdiction of its formation or incorporation. Each Seller is duly qualified to do business and in good standing (to the extent such concept is recognized by the applicable jurisdiction) in each jurisdiction in which the ownership of the Purchased Assets or operation of the Product Business so requires, except to the extent the failure to be so qualified and in good standing would not reasonably be expected to constitute a Material Adverse Effect.

3.1.2      Authority.

(a)          Each Seller has the requisite organizational power and authority to (i) own, use and operate the Purchased Assets and to carry on the Product Business as now being conducted and (ii) enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which a Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary organizational actions of such Seller. This Agreement and each Ancillary Agreement to which it is a party (assuming the due authorization, execution and delivery hereof and thereof by Buyer) constitute the valid and legally binding obligation of each Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally, and subject to equitable principles of general applicability, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)          Each Affiliate of a Seller entering into an Ancillary Agreement has the requisite entity power and authority to perform its obligations under each Ancillary Agreement to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Agreements to which any Affiliate of a Seller is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary organizational actions of such Affiliate. Each Ancillary Agreement (assuming the due authorization, execution and delivery thereof by each other party thereto) constitutes the valid and legally binding obligation of such Affiliate, enforceable against such Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

3.1.3      Non-Contravention. The execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which it is a party and the execution, delivery and performance by each Affiliate of a Seller of each Ancillary Agreement to which such Affiliate is a party do not (a) violate the certificate of formation or operating agreement or comparable organizational documents of such Seller or such Affiliate, as applicable, (b) violate, in any material respect, any Law applicable to such Seller or such Affiliate, as applicable, the Product Business or the Purchased Assets or (c) in any material respect, (i) violate, breach or constitute a default under or result in the termination of any Contract to which such Seller or such Affiliate is a party or to which any Purchased Asset is subject, or (ii) violate any Order to which such Seller or any of its Affiliates is subject relating to the Product Business.

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3.1.4      No Broker. There is no broker, finder or financial advisor acting or who has acted on behalf of a Seller or any of its Affiliates that is entitled to receive any brokerage or finder’s or financial advisory fee from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.

3.1.5      No Litigation; Consents.

(a)          (i) There is no Litigation pending or, to Sellers’ Knowledge, threatened in writing against either Seller or any of its Affiliates before any Governmental Authority in respect of the Product Business or the Purchased Assets, (ii) there is no Order to which a Seller or any of its Affiliates is subject in respect of the Product Business or the Purchased Assets, or (iii) Litigation that in any manner challenges or seeks to prevent, enjoin, alter, or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)          Except for (i) consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to be material to the Product Business or the Purchased Assets, (ii) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates, and (iii) the Sellers FDA Transfer Letters, no notice to, filing with, permit of, authorization of, exemption by, or consent of, any Governmental Authority is required for Sellers to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.1.6      Title to Purchased Assets; Sufficiency.

(a)          The Sellers have, or their respective Affiliates have, good and valid title to, or valid contract rights in, as applicable, the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

(b)          Other than (i) Accounts Receivable, (ii) cash and other current assets (including working capital items, employees engaged in the Product Business, and assets related to such employees), (iii) Tax attributes and goodwill associated with the Product Business, (iv) tangible Manufacturing-related assets, including assets relating to the Manufacture of the Products, (v) tangible assets, properties, rights and software not primarily related to the Product Business and that may otherwise be commercially acquired (such as tangible personal property, office space, furniture, office equipment and information technology services), and (vi) information technology and other assets, properties, rights and services made available or provided by a Seller or its Affiliates under this Agreement, the Supply Agreements or the Transitional Services Agreements, the Purchased Assets, the intellectual property licensed to Buyer under this Agreement and the License Agreement and the Supply Agreements, and the product to be supplied to Buyer under this Agreement and the Supply Agreements constitute all assets necessary for the conduct of the Product Business in all material respects as has been conducted by Sellers and their respective Affiliates since January 1, 2017.

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3.1.7      Compliance with Law. Each Seller and its respective Affiliates, with respect to the operation of the Product Business, are and during the past two years have been in compliance in all material respects with all applicable Laws in the Territory, including (a) any applicable Laws governing the approval, Manufacture, sale, marketing, promotion, or distribution of drugs and the purchase or prescription of or reimbursement for drugs by any Governmental Authority, private health plan or other Person, and (b) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §78 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)) and the False Claims Act (42 U.S.C. § 3729 et seq.). During the past two years, neither Seller nor any of its Affiliates has received any written notices of any alleged violation of any Law with respect to the Product Business, the Purchased Assets or the Assumed Liabilities.

3.1.8      Regulatory Matters.

(a)          Each Seller, or an Affiliate of such Seller, possesses, and is the exclusive owner of, all Purchased Regulatory Approvals, which constitute all Regulatory Approvals necessary for the operation of the Product Business as currently conducted. The Purchased Regulatory Approvals are in full force and effect, all Product fees, establishment fees and other fees invoiced or payable to any Governmental Authority with respect to any Purchased Regulatory Approval for the annual period commencing January 1, 2017 have been paid, including branded drug fees. No proceeding is pending or, to Sellers’ Knowledge, threatened in writing that could result in the revocation, cancellation or suspension of any Purchased Regulatory Approval. Neither Seller nor any of its Affiliates has received any written communication from any Governmental Authority threatening to withdraw or suspend any Purchased Regulatory Approval. Neither Seller nor any of its Affiliates is in material violation of the terms of any Purchased Regulatory Approval. No right of reference has been granted to any Third Party with respect to any Purchased Regulatory Approval.

(b)          During the past two years, there has not been any product recall or market withdrawal or replacement conducted by or on behalf of a Seller concerning the Products or, to Sellers’ Knowledge, any product recall, market withdrawal or replacement conducted by or on behalf of any Third Party as a result of any alleged defect in the Products in the Territory. Each Seller has made available to Buyer copies of material complaints and notices of alleged defect or adverse reaction with respect to the Products in the Territory that have been received in writing by such Seller and its Affiliates during the past two years.

(c)          During the past two years, the Products distributed and sold in the Territory have been Manufactured in compliance in all material respects with applicable Law, including cGMP, and applicable Regulatory Approvals. None of Sellers, any Affiliate of Sellers or, to Sellers’ Knowledge, any Third Party engaged by Sellers in connection with the Manufacture of the Products for distribution and sale in the Territory has received in the past two years or is subject to a Warning Letter (as defined in the Act) with respect to any facility Manufacturing Product for distribution and sale in the Territory.

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(d)          The base period AMP set forth on Schedule 3.1.8(d) for each of the Products has been calculated in accordance with all applicable Laws, and to Sellers’ Knowledge, there are no facts or circumstances that would require a restatement of the base period AMP for any Product.

3.1.9      Debarred Personnel. During the past two years, neither Seller, nor any of its Affiliates or employees or, to Sellers’ Knowledge, any consultant who has undertaken activities for or on behalf of the Product Business, has been debarred or deemed subject to debarment pursuant to Section 306 of the Act nor, to Sellers’ Knowledge, are any such Persons the subject of a conviction described in such section.

3.1.10    Inventory. Schedule 3.1.10(a) sets forth a true and complete list of all Closing Inventory, by SKU and with associated expiration dates, as of December 22, 2017. Schedule 3.1.10(b), which shall be delivered by Sellers to Buyer on or before January 2, 2018, sets forth a true and complete list of all Closing Inventory, by SKU and with associated expiration dates, as of December 28, 2017. All Closing Inventory (a) is useable or saleable in the ordinary course of the Product Business and (b) is not held on consignment. Since December 1, 2017, none of Sellers nor any of their respective Affiliates has (x) conducted sales of any Products in the Territory outside of the ordinary course of business in any material respect, (y) shipped or sold any Products in the Territory in quantities that were not materially consistent with demand and the ordinary shipment and sales practices of the Product Business or (z) engaged in “channel stuffing” of any Products in the Territory.

3.1.11    Product Distribution Practices. Since January 1, 2016, neither Seller nor any of its Affiliates has (a) materially altered their activities and practices with respect to inventory levels of the Products maintained at the wholesale levels in the Territory, including their practices with respect to samples of the Products, or (b) sold, transferred, or given any supplies or samples of Products to any Third Party in or for use in the Territory except in the ordinary course of business and in a manner that is consistent with past practice. Since January 1, 2016, there has not been any material disruption in the supply of the Products.

3.1.12    Intellectual Property.

(a)          With respect to the Product Business, there is no Litigation pending or, to the Sellers’ Knowledge, threatened against a Seller or any of its Affiliates: (i) alleging any infringement or misappropriation of any Third Party’s intellectual property; or (ii) challenging such Seller’s ownership, or the validity or enforceability, of any Licensed Trademarks or Licensed Patents (each such term as defined in the License Agreement) and, to Sellers’ Knowledge, no such Litigation is threatened in writing.

(b)          A Seller or one of its Affiliates has good and valid title to all trademark registrations for the Licensed Trademarks in the Territory.

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(c)          To Sellers’ Knowledge, no Third Party is infringing any of the Licensed Trademarks in the Territory.

(d)          To Sellers’ Knowledge, the operation of the Product Business, as currently conducted, does not infringe any intellectual property rights of any Third Party in the Territory.

(e)          Sellers and their respective Affiliates have the authority and right to grant the rights of reference granted pursuant to Section 4.6.5 and the licenses granted pursuant to the License Agreement.

(f)           None of the Licensed Trademarks or Licensed Patents are subject to any Encumbrance, other than Permitted Encumbrances.

3.1.13    Product Liability. No Litigation related to product liability is pending and no such Litigation has been threatened or filed against a Seller, in each case relating to the Products.

3.1.14    Taxes. Each Seller has properly prepared and timely filed or will timely file with the appropriate Taxing Authorities, all material Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date. Each Seller has paid or will pay all material Taxes that have become due. There have been no material federal, state or local audits or examinations by Taxing Authorities of a Seller with respect to the Purchased Assets which have not been completed or are pending. None of the Purchased Assets is currently classified as an interest in a partnership for U.S. federal income Tax purposes. There are no Encumbrances for Taxes upon any of the Purchased Assets, except for Permitted Encumbrances.

3.2        Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

3.2.1      Corporate Status. Buyer is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation.

3.2.2      Authority.

Buyer has the requisite organizational power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the necessary organizational actions of Buyer. This Agreement and each Ancillary Agreement to which Buyer is a party (assuming the due authorization, execution and delivery hereof and thereof by Sellers) constitute the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

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3.2.3      Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and of each Ancillary Agreement to which it is a party and the execution, delivery and performance by each Affiliate of Buyer of each Ancillary Agreement to which such Affiliate is a party do not (a) violate the certificate of incorporation or bylaws, or comparable organizational documents, of Buyer or such Affiliate, as applicable, (b) violate, in any material respect, any Law or other restriction of any Governmental Authority applicable to Buyer or such Affiliate, as applicable, (c) in any material respect, (i) violate, breach or constitute a default under or result in the termination of any Contract to which Buyer or any of its Affiliates is a party, or (ii) violate any Order to which Buyer or any of its Affiliates is subject relating to the Product Business.

3.2.4      No Broker. There is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Buyer or its Affiliates that is entitled to receive any brokerage or finder’s or financial advisory fee from Sellers or any of their respective Affiliates in connection with the transactions contemplated by this Agreement.

3.2.5      No Litigation; Consents.

(a)          (i) To the knowledge of Buyer, there is no material Litigation pending or threatened against Buyer or any of its Affiliates before any Governmental Authority, and (ii) there is no material Order to which Buyer or any of its Affiliates is subject.

(b)          Except for (i) consents, permits or authorizations that if not received, or declarations, filings or registrations that if not made, would not reasonably be expected to be material to the Product Business or the Purchased Assets, and (ii) consents, permits, authorizations, declarations, filings or registrations that have become applicable solely as a result of the specific regulatory status of Sellers or their respective Affiliates, no notice to, filing with, permit of, authorization of, exemption by, or consent of, Governmental Authority or other Person is required for Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements.

3.2.6      Debarred Personnel. Neither Buyer nor any of its Affiliates nor any of Buyer’s or its Affiliates’ employees or consultants has been debarred or deemed subject to debarment pursuant to Section 306 of the Act nor, to the knowledge of Buyer, are any such Persons the subject of a conviction described in such section.

3.2.7      Financial Capacity; Solvency.

(a)          Buyer has immediately available cash that is sufficient to enable it to pay the full consideration payable hereunder and to make all other payments required to be made by Buyer in connection with the transactions contemplated hereby and by the Ancillary Agreements and to pay all related fees and expenses of Buyer and its Affiliates as described herein and in the Ancillary Agreements.

(b)          After giving effect to the transactions contemplated hereby, including the payment of the Closing Payments and all other amounts required to be paid by Buyer and its Affiliates in connection with the consummation of the transactions contemplated hereby, including the payment of all related fees and expenses, Buyer will not (i) be insolvent (because (A) Buyer’s financial condition is such that the sum of its debts is greater than the fair value of its assets, (B) the present fair saleable value of Buyer’s assets will be less than the amount required to pay Buyer’s probable liability on its debts as they become absolute and matured or (C) Buyer is unable to pay all of its debts as and when they become due and payable), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

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3.2.8      Compliance with Applicable Law. Buyer is aware of applicable Laws relating to marketing, distribution and sale of the Products in the Territory, and can legally import, export, store, market, distribute and sell the Products in the Territory immediately as of the Closing.

3.3         Exclusivity of Representations. Buyer acknowledges and agrees that, except for the express representations and warranties contained in Section 3.1 or in any Ancillary Agreement, (a) Sellers have made no representation or warranty whatsoever herein or otherwise related to the transactions contemplated hereby and (b) Buyer has not relied on any representation or warranty, express or implied, in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, subject to the express representations and warranties of Sellers contained in Section 3.1 and except as otherwise expressly provided in this Agreement or any Ancillary Agreement, Buyer is acquiring the Purchased Assets on an “as is, where is” basis without any express or implied warranties, either in fact or by operation of law, by statute or otherwise, including any warranty as to quality, the fitness for a particular purpose, merchantability, condition of the Purchased Assets or as to any other matter. Buyer acknowledges that it has been permitted full access to the books and records of the Product Business that it has desired or requested to see and review, and that it has had a full opportunity to meet with employees of Sellers and their respective Affiliates to discuss the Product Business, the Products, the Purchased Assets and the Assumed Liabilities. Buyer has received and may continue to receive from Sellers and their respective Affiliates certain estimates, projections, plans, budgets and other forecasts for the Product Business. Except as expressly set forth in any representation or warranty in Section 3.1 and except for claims of fraud and intentional misconduct, Buyer acknowledges and agrees that it and other Buyer Indemnitees shall have no claim or right to indemnification pursuant to Article 5 (or otherwise) with respect to any information, documents, or materials furnished to Buyer by Sellers or any of their respective Affiliates or any of their respective officers, directors, employees, agents or advisors, including any information, documents, or material made available to Buyer in any “data room”, management presentation, or any other form in connection with the transactions contemplated by this Agreement or any Ancillary Agreement. Buyer acknowledges that these estimates, projections, forecasts, plans and budgets, and the assumptions on which they are based, were prepared for specific purposes and may vary significantly from each other. Further, Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it (including the reasonableness of the underlying assumptions) and that Buyer is not relying on any estimates, projections, forecasts, plans or budgets made available or otherwise furnished by Sellers or their respective Affiliates, and Buyer shall not, and shall cause its Affiliates not to, hold any such Person liable with respect thereto (whether in warranty, contract, tort (including negligence or strict liability) or otherwise).

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ARTICLE 4
ADDITIONAL AGREEMENTS

4.1         Cooperation in Litigation and Investigations. Buyer and Sellers shall reasonably cooperate with each other in the defense or prosecution of any Litigation, examination or audit instituted prior to the Closing or that may be instituted thereafter against or by either Party relating to or arising out of the conduct of the Product Business or the Exploitation or Manufacture of the Products prior to or after the Closing (other than Litigation between Buyer and Sellers or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements and other than Litigation which would not reasonably be expected to adversely affect the other Party). In connection therewith, and except as set forth in any Ancillary Agreement, from and after the Closing Date, each of Sellers and Buyer shall make available to the other during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records to the extent relating to the Purchased Assets, the Assumed Liabilities or the Excluded Liabilities held by it and reasonably necessary to permit the defense or investigation of any such Litigation, examination or audit (other than Litigation between Buyer and Sellers or their respective Affiliates arising out of the transactions contemplated hereby or by the Ancillary Agreements, with respect to which applicable rules of discovery shall apply and other than Litigation which would not reasonably be expected to adversely affect the other Party), and shall preserve and retain all such records for the length of time contemplated by its standard record retention policies and schedules; provided, that Buyer or Sellers, as applicable, shall not be required to make available such documents if such disclosure could, in such Party’s reasonable discretion, (a) violate applicable Law, (b) jeopardize any attorney/client privilege or other established legal privilege or (c) disclose any trade secrets. Sellers and Buyer shall cooperate in good faith to implement appropriate and mutually agreeable measures to permit the cooperation in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided. The Party requesting such cooperation shall pay the reasonable out-of-pocket costs and expenses of providing such cooperation (including legal fees and disbursements) incurred by the Party providing such cooperation and by its officers, directors, employees and agents, and any applicable Taxes in connection therewith.

4.2         Further Assurances.

4.2.1      Each of Sellers and Buyer shall, at any time or from time to time after the Closing, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other may reasonably request in order to (i) vest in Buyer all of Sellers’ right, title and interest in and to the Purchased Assets as contemplated hereby, (ii) effectuate Buyer’s assumption of the Assumed Liabilities and (iii) grant to each Party all rights contemplated herein to be granted to such Party under the Ancillary Agreements; provided, however, that after the Closing, apart from such foregoing customary further assurances, neither Sellers nor Buyer shall have any other obligations except as specifically set forth and described herein or in the Ancillary Agreements. Without limitation of the foregoing, except as expressly set forth herein or in the Ancillary Agreements, neither Sellers nor Buyer shall have any obligation to assist or otherwise participate in the amendment or supplementation of the Purchased Regulatory Approvals or otherwise to participate in any filings or other activities relating to the Purchased Regulatory Approvals other than as necessary to effect the assignment thereof to Buyer in connection with the Closing pursuant to this Agreement. In furtherance hereof, the Sellers covenant and agree to deliver tangible copies of the Purchased Product Records and the Purchased Regulatory Documents in accordance with Section 4.6.3 to the extent electronic copies of such Purchased Product Records and the Purchased Regulatory Documents have not been or will not be made available to Buyer.

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4.2.2      To the extent that Sellers’ rights under any Purchased Asset may not be assigned without the approval, consent or waiver of another Person and such approval, consent or waiver has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such approval, consent or waiver shall not have been obtained prior to the Closing, Sellers shall, (a) use their commercially reasonable efforts to obtain all necessary approvals, consents and waivers to the assignment and transfer thereof (the “Required Consents”), to the extent not obtained prior to Closing; provided, that neither Sellers nor any of their respective Affiliates shall be required to pay money to any Third Party, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with such efforts; and (b) until any such approval, consent or waiver is obtained and the related Purchased Asset is transferred and assigned to Buyer or Buyer’s assignee, use its commercially reasonable efforts to provide to Buyer substantially comparable benefits thereof and enforce, at the request of and for the account of Buyer, any rights of Sellers arising under any such Purchased Asset against any Person. To the extent that Buyer is provided with benefits of any such Purchased Asset, Buyer shall perform the obligations of Sellers thereunder.

4.2.3      Sellers shall provide written notice to Buyer no later than 10 Business Days following the AG Abandonment Date with respect to the Authorized Generic Product, of the occurrence of such AG Abandonment Date. As soon as practicable after delivery of such notice, with respect to the Authorized Generic Product, or after the Atacand Generic Entry Date, with respect to any Atacand Other Authorized or Owned Generic Product, as the case may be, Sellers shall use reasonable efforts to convey to Buyer the Excluded Assets provided for in clause (j) of the definition thereof, which shall thereafter be deemed Purchased Assets.

4.3         Publicity. No public announcement related to this Agreement or the transactions contemplated herein will be issued without the joint approval of Sellers and Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, except in any public disclosure which either Sellers or Buyer, in its good faith judgment, believes is required by applicable Law or by any stock exchange on which its securities or those of its Affiliates are listed. If either Party, in its good faith judgment, believes such disclosure is required, such Party shall use its commercially reasonable efforts to consult with the other Party and its Representatives, and to consider in good faith any revisions proposed by the other Party or its Representatives, as applicable, prior to making (or prior to any of its Affiliates making) such disclosure, and shall limit such disclosure to only that information which is legally required to be disclosed.

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4.4        Confidentiality.

4.4.1      From and after the Closing, all Confidential Information provided by one Party (or its Representatives or Affiliates) (collectively, the “Disclosing Party”) to another Party (or such Party’s Representatives or Affiliates) (collectively, the “Receiving Party”) shall be subject to and treated in accordance with the terms of this Section 4.4. As used in this Section 4.4, “Confidential Information” means (a) all information disclosed to the Receiving Party by the Disclosing Party in connection with this Agreement or any Ancillary Agreement (other than the License Agreement, the Supply Agreements and the Transitional Services Agreement, which are subject to the confidentiality and non-use obligations contained therein), including all information with respect to the Disclosing Party’s licensors, licensees or Affiliates, (b) all information disclosed to the Receiving Party by the Disclosing Party under the Confidentiality Agreement, (c) the terms of this Agreement and (d) all memoranda, notes, analyses, compilations, studies and other materials prepared by or for the Receiving Party to the extent containing or reflecting the information in the preceding clause (a) or (b); provided that the terms of this Agreement shall be deemed to be both Buyer Confidential Information and Seller Confidential Information (provided, however, that notwithstanding anything to the contrary, in addition to the other disclosure rights set forth herein, either Party may disclose the terms of this Agreement, subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Section 4.4, to any existing or bona fide prospective investors, other bona fide financing sources or acquirers of such Party (including, in the case of Buyer, prospective acquirers of the rights to the Products) and each of their respective advisors (each, a “Permitted Financing Recipient”)). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by competent written documentation:

(i)          was already known to the Receiving Party other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(ii)         was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii)        became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement or the Confidentiality Agreement;

(iv)         is subsequently disclosed to the Receiving Party by a Third Party without obligations of confidentiality with respect thereto; or

(v)          is subsequently independently discovered or developed by the Receiving Party without the aid, application or use of Confidential Information;

provided, that none of the foregoing exceptions shall apply to the Purchased Assets, which shall, for all purposes, be deemed to be Buyer Confidential Information, as provided below.

4.4.2      The Confidentiality Agreement shall expire and be of no further force and effect upon the Closing solely with respect to the Confidential Information (but in no other respect); provided, however, such expiration of the Confidentiality Agreement shall in no way prejudice or adversely affect a Seller’s or its Affiliates’ ability after the Closing to seek damages, or any other remedy available to such Seller or its Affiliates, with respect to a violation by Buyer (or its Affiliates or Representatives) of the Confidentiality Agreement relating to Confidential Information (as defined therein) prior to the Closing.

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4.4.3      From and after the Closing, all Confidential Information obtained by Sellers (or their respective Affiliates or Representatives) from Buyer (or its Affiliates or Representatives) and all Confidential Information to the extent relating to the Product Business, the Purchased Assets and the Assumed Liabilities, including the Licensed Packaging Know-How and the Licensed Manufacturing Know-How (the “Buyer Confidential Information”) shall be deemed to be Confidential Information disclosed by Buyer to Sellers or their respective Affiliates or Representatives for purposes of this Section 4.4 (and shall not be subject to Section 4.4.1) and, during the period from the Closing through the [***] anniversary of the date of the termination or expiration of the [***] Agreement (the “Confidentiality Period”), shall be used by Sellers or their respective Affiliates or Representatives solely as required to (a) perform their respective obligations or exercise or enforce their respective rights and remedies under this Agreement or any Ancillary Agreement, (b) undertake Manufacturing activities in support of Buyer’s operations, (c) conduct the Seller Business (including with respect to obligations owed to licensees, sublicensees and distributors) to the extent not prohibited by this Agreement and the Ancillary Agreements, (d) comply with applicable Law or its or its Affiliates’ respective regulatory, stock exchange, Tax or financing reporting requirements or (e) in connection with the assignment or potential assignment, in whole or in part, of its rights to receive payments under the License Agreement to any Third Party (each of (a) through (e), a “Seller Permitted Purpose”), and for no other purpose. During the Confidentiality Period, each Seller shall (i) not disclose, or permit the disclosure of, any of the Buyer Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with any Seller Permitted Purpose and who are advised of the confidential nature of the Confidential Information and directed to comply with the confidentiality and non-use obligations under this Section 4.4; and (ii) treat, and will cause its respective Affiliates and the Representatives of such Seller or any of its Affiliates to treat, the Buyer Confidential Information as confidential, using the same degree of care as a Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care. Sellers shall be responsible for any use or disclosure of Buyer Confidential Information by any of Sellers’ respective Affiliates, Representatives or Permitted Financing Recipients that would breach this Section 4.4 if such Affiliate, Representative or Permitted Financing Recipient was a party hereto.

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4.4.4      During the Confidentiality Period, all Confidential Information obtained by Buyer (or its Affiliates or Representatives) from Sellers (or their respective Affiliates or Representatives) other than the Buyer Confidential Information (the “Seller Confidential Information”) shall be used by Buyer solely as required to (a) perform its obligations or exercise or enforce its rights and remedies under this Agreement or any Ancillary Agreement, (b) conduct the Product Business, (c) comply with applicable Law or its or its Affiliates’ respective regulatory, stock exchange, Tax or financing reporting requirements or (d) in connection with the sale or other disposition of any portion of the Product Business or the Purchased Assets, so long as any potential buyers are bound by confidentiality agreements covering such Seller Confidential Information that are comparably restrictive to those included in this Agreement (each of (a) through (d), a “Buyer Permitted Purpose”), and for no other purpose. During the Confidentiality Period, Buyer shall (i) not disclose, or permit the disclosure of, any of Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary in connection with a Buyer Permitted Purpose to the extent such Persons are advised of the confidential nature of the Confidential Information and directed to comply with the confidentiality and non-use obligations under this Section 4.4; and (ii) treat, and will cause its Affiliates and the Representatives of Buyer or any of its Affiliates to treat, Seller Confidential Information as confidential, using the same degree of care as Buyer normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care. Buyer shall be responsible for any use or disclosure of Seller Confidential Information by any of Buyer’s Affiliates, Representatives or Permitted Financing Recipients that would breach this Section 4.4 if such Affiliate, Representative or Permitted Financing Recipient was a party hereto.

4.4.5      In the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party’s Confidential Information (i.e., Seller Confidential Information or Buyer Confidential Information, as applicable), it will, to the extent permitted by Law, notify the other Party in writing in a timely manner so that such Party may seek a protective order or other appropriate remedy or, in such Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement. Each Party will cooperate in all reasonable respects in connection with any reasonable actions to be taken for the foregoing purpose. In any event, the Party requested or required to disclose such Confidential Information may furnish it as requested or required pursuant to applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by an opinion of its counsel is legally required, and such Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

4.4.6      Nothing in this Section 4.4 shall be construed as preventing or in any way inhibiting either Party from complying with applicable Law governing activities and obligations undertaken pursuant to this Agreement or any Ancillary Agreement in any manner which it reasonably deems appropriate.

4.5        Regulatory Transfers. Buyer and Sellers shall file the Buyer FDA Transfer Letters and the Sellers FDA Transfer Letters, respectively, with FDA on the date reasonably determined by Sellers that is no later than January 30, 2018. Except to the extent provided otherwise in the Transitional Services Agreement, transfer of title to the Purchased Regulatory Approvals shall be effective as of the Closing. Except to the extent provided otherwise in the Transitional Services Agreement, promptly after the Closing and in any event within 120 calendar days after the Closing, provided that Buyer transfers the relevant delegation of authority to Sellers prior to such time, Sellers and Buyer shall make all appropriate filings and submissions with Governmental Authorities, including the Centers for Medicare & Medicaid Services, the Veteran’s Administration and the FDA to transfer all regulatory responsibilities in respect of the Products, if any (excluding all retained Liabilities and except as contemplated by Section 4.6 and the Transitional Services Agreement).

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4.6        Regulatory Responsibilities.

4.6.1      NDCs. Buyer shall (a) use commercially reasonable efforts to obtain its own NDCs for the Products no later than 180 days after the Closing Date and (b) have in place all resources such that sales of the Products in the Territory can be accomplished under the NDCs of Buyer, as provided in the Transitional Services Agreement. Following the Closing Date, except as otherwise provided in the Transitional Services Agreement, neither Seller nor any of their respective Affiliates shall distribute or sell any Product in the Territory labeled with such Seller’s NDCs.

4.6.2      Certificate of Pharmaceutical Product. From and after the Closing Date, if a legalized Certificate of Pharmaceutical Product (“CPP”) is required in connection with any Regulatory Approval for Arimidex in any country in the Seller Territory, upon Seller’s reasonable request, Buyer shall use commercially reasonable efforts to assist Sellers, at Sellers’ sole expense, in obtaining such CPP. Seller shall provide Buyer with reasonable advance notice of the need for any such CPP and such notice shall contain sufficient information and instructions as to minimize the impact on Buyer’s normal business activities. Upon Seller’s request for any CPP, the Parties shall use commercially reasonable efforts to agree upon the process cost and timelines with respect thereto. Seller shall reimburse Buyer for all documented out-of-pocket costs and expenses incurred in connection with processing or otherwise assisting Seller in obtaining any requested CPP. Seller shall reimburse Buyer for such costs and expenses within 45 days after receipt of an invoice and reasonable supporting documentation with respect to such costs.

4.6.3      Post-Closing Regulatory Matters. As promptly as practicable but no later than thirty (30) days following Closing, Buyer and Sellers shall agree on a detailed timeline and methodology plan that shall set forth the process for the physical delivery of the Purchased Information, the Purchased Product Records, the Purchased Regulatory Approvals and the Purchased Regulatory Documentation and the timeframes within which such delivery will take place; provided such timeline shall provide that electronic copies of the Purchased Product Records and Purchased Regulatory Approvals will be delivered no later than 120 days following the Closing Date.

4.6.4      Other Regulatory Responsibilities.

(a)          From and after the date the Parties have filed the Buyer FDA Transfer Letters and the Sellers FDA Transfer Letters (the “NDA Transfer Date”), Buyer shall have the sole right and responsibility for (and shall bear the cost of) preparing, obtaining and maintaining all Regulatory Approvals, and for conducting communications with Governmental Authorities of competent jurisdiction, for the Products in the Territory. Without limitation of the foregoing, promptly following the Closing, but in any event within such periods required by applicable Law, Buyer shall obtain, with respect to the Territory, such Regulatory Approvals as are necessary for Buyer’s own Product labeling and shall comply with such Regulatory Approvals upon receipt thereof. Prior to the NDA Transfer Date, Sellers shall (at Buyer’s cost and expense) comply with Buyer’s reasonable directions with respect to the Regulatory Approvals for the Products in the Territory; provided that it no event shall Sellers be obligated to take any action or refrain from taking any action that is inconsistent with Sellers’ respective internal compliance policies or that Sellers reasonably believe would violate applicable Law.

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(b)          Except as set forth in the Transitional Services Agreement, from the applicable NDA Transfer Date, Buyer shall have the exclusive responsibility for maintenance of the Product NDAs and the conduct of all regulatory actions with respect to, and communications and filings with and submissions to, FDA with respect to the Product NDAs, including making all filings with FDA required for any specification or Manufacturing change, as well as reporting of Adverse Events. Sellers shall provide Buyer with such information as Buyer reasonably requests to enable Buyer to obtain and maintain the Regulatory Approvals for the Products or as may be requested by Governmental Authorities from time to time and that is in possession or Control of Sellers, including information about the Authorized Generic Product that Sellers obtain in connection with performance of the AG Agreement. Any such requests by Buyer shall be made in writing and at least 10 Business Days in advance, unless a shorter time period is required to satisfy applicable regulatory requirements or the request of a Governmental Authority.

(c)          Without limitation of Section 4.1, each Party shall immediately notify the other Party of any information received regarding any threatened or pending Litigation by FDA or other Governmental Authority which may affect the Products or the Exploitation of the Products and, upon receipt of any such information, the Parties shall consult with each other in good faith unless otherwise prohibited by Law and use commercially reasonable efforts to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing set forth in this sentence shall be construed as restricting the right of either Party to make a timely report of such matter to any Governmental Authority or take other action that it deems appropriate under or required by applicable Law.

(d)          Effective from and after the Closing, except as required by applicable Law or in order to effect (i) the transfer of a Regulatory Approval, (ii) renewal of a Regulatory Approval or (ii) any term of this Agreement or the Ancillary Agreements, Buyer shall not, without the prior written consent of Sellers, not to be unreasonably withheld, conditioned or delayed, make any alterations to the Specifications (as defined in the Supply Agreements) of any Product to the extent that such alterations would, individually or in the aggregate, necessitate the filing of variations to Regulatory Approvals outside of the Territory that are material to a Seller.

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4.6.5      Right of Reference. Effective from and after the Closing, Buyer hereby grants to Sellers, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, a perpetual, irrevocable, worldwide, exclusive, royalty-free and non-transferable license and right of reference (with a right to grant sublicenses and further rights of reference) to the Buyer Regulatory Documentation and Purchased Regulatory Documentation, as may be necessary to (a) exercise Sellers’ and their respective Affiliates’ respective rights and perform its or their respective obligations under this Agreement or any Ancillary Agreement and (b) conduct the Seller Business to the extent not prohibited by this Agreement and the Ancillary Agreements. As soon as reasonably practicable following a Seller’s request therefor and at Sellers’ sole cost and expense, Buyer shall (i) provide to such Seller copies of the Buyer Regulatory Documentation or Purchased Regulatory Documentation as shall be reasonably requested by such Seller solely for purposes of (A) exercising such Seller’s or its Affiliates’ respective rights or performing its or their respective obligations under this Agreement or any Ancillary Agreement or (B) conducting the Seller Business to the extent not prohibited by this Agreement and the Ancillary Agreements; and (ii) provide to such Seller and to any Governmental Authority specified by such Seller a letter, in the form reasonably requested by such Seller, acknowledging that such Seller and its Affiliates have the rights of reference to the Buyer Regulatory Documentation and Purchased Regulatory Documentation granted pursuant to Section 2.1.1 and this Section 4.6.5.

4.6.6      NDA. Following the NDA Transfer Date and until the expiration of the Term (as such term is defined in the License Agreement), Buyer shall not abandon or withdraw the Product NDAs without the prior written consent of Sellers, such consent not to be unreasonably conditioned, withheld or delayed, if a Seller is then (x) Exploiting the Products (or any pharmaceutical product containing the same active ingredient as the Products) in the Seller Territory or, (y) Exploiting (i) until the AG Abandonment Date, the Authorized Generic Product, or (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, and such abandonment or withdrawal would adversely affect such Seller’s ability to (a) Exploit the Products (or any pharmaceutical product containing the same active ingredient as the Products) in the Seller Territory or (b) Exploit (i) until the AG Abandonment Date, the Authorized Generic Product, or (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product. If Buyer intends to abandon or withdraw NDA # 20-838 (to the extent related to the Authorized Generic Product) and Sweden Seller is then Exploiting the Authorized Generic Product, then Buyer shall, and shall cause its Affiliates instead to execute and deliver to Sweden Seller, at Sweden Seller’s sole cost and expense, all such instruments and documents and further assurances and take such other actions as Sweden Seller may reasonably request in order to vest in Sweden Seller or its Affiliate all of Buyer’s right, title and interest in and to NDA # 20-838 (to the extent related to (i) until the AG Abandonment Date, the Authorized Generic Product, or (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product) to enable Sweden Seller to continue to Exploit (i) until the AG Abandonment Date, the Authorized Generic Product, and (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product.

4.6.7      No Clinical Trials. Without the prior written consent of Sellers, not to be unreasonably withheld, conditioned or delayed, Buyer shall not, and shall cause its Affiliates not to, conduct, or sponsor or cause to be conducted or sponsored, any clinical trial with respect to the Products or the active pharmaceutical ingredient of the Products, whether alone or in combination with any other active pharmaceutical ingredient; provided, however, Buyer and its Affiliates may conduct or sponsor, or cause to be conducted or sponsored, any clinical trial with respect to the Products solely to support the filing and approval of additional Regulatory Approvals for the Products (but not the Products in combination with any other product or active pharmaceutical ingredient) in the Territory after the Closing Date (such clinical trial sponsored or conducted by or on behalf of Buyer or its Affiliates, a “Clinical Trial”). Buyer, on behalf of itself and its Affiliates, hereby grants to each Seller, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, a perpetual, irrevocable, worldwide, non-exclusive, royalty-free and non-transferable license and right of reference (with a right to grant sublicenses and further rights of reference) and use to all results and data (including drug safety data) generated in or arising from any Clinical Trial solely for use and Exploitation outside of the Territory and (i) until the AG Abandonment Date, for Exploitation in the Territory of the Authorized Generic Product and (ii) until the Atacand Generic Entry Date, for Exploitation in the Territory of any Atacand Other Authorized or Owned Generic Product.

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4.7         Pharmacovigilance and Other Obligations.

4.7.1      Pharmacovigilance Agreement.

(a)          Sellers and Buyer shall enter into the Pharmacovigilance Agreement as soon as reasonably practicable after, and in any event no later than 90 days after, the Closing Date, outlining their respective responsibilities with respect to the exchange of safety information and the performance of pharmacovigilance activities for each of the Products.

(b)          Except to the extent provided otherwise in the Transitional Services Agreement, pending execution and delivery of the Pharmacovigilance Agreement, and unless otherwise agreed in writing, Buyer shall notify Sellers of any Adverse Events or special situations (including, but not limited to, reports of exposure during pregnancy or breastfeeding; overdose, abuse and misuse; off-label use, mediation errors; lack of therapeutic effect, occupational exposure, unexpected therapeutic or clinical benefit and infectious agents) associated with the Products in the Territory within one (1) calendar day after the first receipt of such information. Such notice shall be provided to [***], as applicable unless another method of notice is agreed in writing by the Buyer and Sellers.

(c)          If a case is received during a period of two or less non-Business Days, the case will be forwarded on the next Business Day. In the event the Parties are aware that a case may be received during a period of three or more consecutive non-Business days, the Parties must put in place procedures to ensure that they continue to forward all Adverse Events in accordance with the provisions of this Agreement in order to ensure the safety of patients. The Parties shall cooperate to investigate and follow-up any reports of Adverse Events or other safety-relevant information associated with the Products. Each Party shall confirm receipt of notice of an Adverse Event to the other Party by email within two (2) Business Days. If such confirmation of receipt is not received within such time, the Party reporting the Adverse Event shall follow up by email to verify the case has been received.

(d)          Notwithstanding Section 4.7.1(a), upon a Seller’s request at any time after the Closing Date, Buyer shall (i) within 30 days of such request, enter into a pharmacovigilance side letter with a Third Party designated by such Seller, and (ii) within 120 days of such request, enter directly with such Third Party into the Pharmacovigilance Agreement, in the form and substance acceptable to such Seller and Buyer, including the terms outlining the parties’ respective responsibilities with respect to the exchange of safety information and the performance of pharmacovigilance activities for each of the Products, notification of the parties thereof of any Adverse Events or special situations referred to in Section 4.7.1(b) associated with the Products in the Territory, and cooperation to comply with applicable Laws. Buyer shall provide Sellers with reasonably detailed reports confirming that the parties under the Pharmacovigilance Agreement executed between Buyer and a Third Party are in compliance in all material respects with the terms thereof no less frequently than monthly.

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(e)          Buyer acknowledges that for the purposes of pharmacovigilance reporting Sellers may share amongst their respective Affiliates and/or any Persons to whom or they have assigned or granted any rights in respect of the Products any of the following:

(i)           information which Buyer or its Affiliates share with Sellers or their respective Affiliates in accordance with Section 4.7.1(a), (b) or (c); or

(ii)          information which Buyer or its Affiliates share with Sellers or their respective Affiliates, or which Sellers or their respective Affiliates learn in connection with the performance of this Agreement and the Ancillary Agreements, in respect of any actual or alleged defect in any Product, any injury alleged to have occurred as a result of the use or application of any Product, and/or any circumstances that may give rise to a Liability in respect of any Product, a Product recall or market withdrawal or any regulatory action that reasonably would be expected to adversely affect the commercialization or Manufacture of the Products.

4.7.2      Other Obligations.

(a)          Medical Inquiries. Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, from and after the NDA Transfer Date, Buyer (i) shall be responsible for handling and responding to all medical inquiries related to the Products used, marketed, distributed or sold in the Territory, and (ii) shall be responsible for all correspondence and communication with physicians and other health care professionals in the Territory relating to the Products. Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, from and after the NDA Transfer Date, the Sellers shall notify the Buyer of any incoming medical inquiry associated with the Products in the Territory within one (1) calendar day after the first receipt of such information. In the case of incoming questions by telephone, the call shall be transferred to the Buyer at [***] or if received in any other format, they shall be reported to [***].

(b)          Other Inquiries. Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, from and after the NDA Transfer Date, Buyer (i) shall be responsible for handling and responding to all customer complaints and other non-medical inquiries related to the Products used, marketed, distributed or sold in the Territory, and (ii) shall be responsible for all correspondence and communication with customers or patients in the Territory relating to the Products. Except to the extent otherwise provided in this Agreement or any Ancillary Agreement, from and after the NDA Transfer Date, the Sellers shall notify the Buyer of any customer inquiry, product complaint or other non-medical inquiry associated with the Products in the Territory within one (1) calendar day after the first receipt of such information. In the case of incoming questions by telephone, the call shall be transferred to the Buyer at [***] ext. [***] or if received in any other format, they shall be reported to [***].

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(c)          Product Liability Claims. From and after the Closing Date, as soon as it becomes aware, each Party shall give the other Party prompt written notice of any defect or alleged defect in a Product, any injury alleged to have occurred as a result of the use or application of a Product, and any circumstances that may give rise to Litigation relating to a Product, recall or market withdrawal of a Product or regulatory action that reasonably would be expected to adversely affect the Exploitation of a Product, specifying, to the extent the Party has such information, the time, place and circumstances thereof and the names and addresses of the Persons involved. Each Party also shall furnish promptly to the other Party copies of all documents received in respect of any Litigation arising out of such alleged defect, injury or regulatory action; provided, that neither Party shall be required to furnish such documents if such disclosure could, in such Party’s reasonable discretion, (i) violate applicable Law, (ii) jeopardize any attorney/client privilege or other established legal privilege, or (iii) disclose any trade secrets.

4.8        Commercialization. Except to the extent otherwise provided in the Transitional Services Agreement or License Agreement, from and after the Closing Date, (a) Buyer, at its own cost and expense, shall be responsible for the Exploitation of the Products in the Territory and shall independently determine and set prices for the Products in the Territory, including the selling price, volume discounts, rebates and similar matters; provided, that Buyer shall not increase prices for a Product from the price in effect on the Closing Date until such time as such Product is no longer being sold or distributed by or on behalf of Buyer or any of its Affiliates (including under the Transitional Services Agreement or by any Third Party wholesaler or distributor) that includes an NDC of a Seller or its Affiliates on the Product labeling; (b) Buyer shall be responsible, at its own cost and expense, for all marketing, advertising and promotional materials related to the Product in the Territory; and (c) Buyer or its Affiliates shall be responsible for receiving and processing all orders, undertaking all invoicing, collection and receivables, and providing all customer service related to the sale of the Product in each case in the Territory.

4.9        Certain Tax Matters.

4.9.1      Withholding Taxes. The amounts payable by one Party (the “Payer”) to another Party (the “Payee”) pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by applicable Law. The Payee alone shall be responsible for paying any and all Taxes (other than withholding Taxes required to be paid by the Payer) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Payer shall deduct or withhold from the Payments any Taxes that it is required by applicable Law to deduct or withhold, and all such amounts deducted and withheld shall be treated for all purposes of this Agreement as having been paid to Payee. Notwithstanding the foregoing, if the Payee is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it shall timely deliver to the Payer or the appropriate Taxing Authority (with the assistance of the Payer to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payer of its obligation to withhold Tax, and the Payer shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be, to the extent it complies with the applicable Tax treaty. If, in accordance with the foregoing, the Payer withholds any amount, it shall make timely payment to the proper Taxing Authority of the withheld amount, and send to the Payee proof of such payment as soon as reasonably practicable.

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4.9.2      Transfer Taxes and Apportioned Obligations.

(a)         All amounts payable hereunder or under any Ancillary Agreement are exclusive of all recordation, transfer, documentary, stamp, conveyance or other similar Taxes imposed or levied by reason of, in connection with or attributable to this Agreement and the Ancillary Agreements or the transactions contemplated hereby and thereby (collectively, “Transfer Taxes”) (for the avoidance of doubt, value added Taxes, goods and services Taxes and other similar Taxes are not Transfer Taxes). Buyer and Sellers shall be equally responsible for the payment of all Transfer Taxes to a U.S. Taxing Authority and Seller shall be responsible and pay all Transfer Taxes payable to a non-U.S. Taxing Authority, and each such Party shall pay all amounts due and owing in respect of any Transfer Taxes, these amounts in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under applicable Law. Buyer and Sellers shall cooperate in the filing of any returns with respect to Transfer Taxes, including by promptly supplying any information in their respective possession that is reasonably necessary to complete such returns.

(b)         All personal property and similar ad valorem obligations levied with respect to the Purchased Assets (other than arising as a result of this Agreement) for a Straddle Period (collectively, the “Apportioned Obligations”) shall be apportioned between Sellers and Buyer based on the number of days of such Straddle Period ending on the day prior to the Closing Date (such portion of such Straddle Period, the “Pre-Closing Tax Period”) and the number of days of such Straddle Period on and after the Closing Date (such portion of such Straddle Period, the “Post-Closing Tax Period”). Sellers shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Post-Closing Tax Period.

(c)         Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law. The paying Party shall be entitled to reimbursement from the non-paying Party in accordance with Section 4.9.2(a) or Section 4.9.2(b), as the case may be. Upon payment of any such Apportioned Obligation or Transfer Tax, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled under Section 4.9.2(a) or Section 4.9.2(b), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying Party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement.

4.9.3      Cooperation and Exchange of Information. Each of Sellers and Buyer shall (a) provide the other with such assistance as may reasonably be requested by the other (subject to reimbursement of reasonable out-of-pocket expenses) in connection with the preparation of any Tax Return, audit or other examination by any Taxing Authority or judicial or administrative proceeding relating to Liability for Taxes in connection with the Product Business or the Purchased Assets, (b) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination and (c) inform the other of any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

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4.9.4      Indirect Taxes. Notwithstanding anything to the contrary contained in this Section 4.9 or elsewhere in this Agreement, the following shall apply with respect to Indirect Taxes. All Payments are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, Buyer shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice issued in the appropriate form by the applicable Seller in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate or at the time such Indirect Taxes are required to be collected by such Seller, in the case of payment of any such Indirect Taxes to such Seller. The Parties shall issue invoices for all Payments under this Agreement consistent with Indirect Tax requirements, and to the extent any invoice is not initially issued in an appropriate form, Buyer shall promptly inform the applicable Seller and shall cooperate with such Seller to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements.

4.9.5      Survival of Covenants. The covenants contained in this Section 4.9 shall survive until 45 days after the expiration of the applicable statute of limitations (including extensions thereof).

4.10      Wrong Pockets; Correspondence.

4.10.1    Assets. If either Buyer or Sellers becomes aware that any of the Purchased Assets has not been transferred to Buyer or that any of the Excluded Assets has been transferred to Buyer, it shall promptly notify the other Party in writing and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, and with any necessary prior Third Party consent or approval, to (a) Buyer, in the case of any Purchased Asset which was not transferred to Buyer at the Closing; or (b) Sellers, in the case of any Excluded Asset which was transferred to Buyer at the Closing.

4.10.2    Payments. If, on or after the Closing Date, either Party shall receive any payments or other funds due to the other pursuant to the terms of this Agreement or any Ancillary Agreement, then the Party receiving such funds shall, within 30 days after receipt of such funds, forward such funds to the proper Party. The Parties acknowledge and agree there is no right of offset regarding such payments and a Party may not withhold funds received from Third Parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement or any of the Ancillary Agreements. For the avoidance of doubt, the Parties acknowledge and agree that all Accounts Receivable outstanding on the Closing Date shall remain the property of Sellers or their respective Affiliates.

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4.10.3    Correspondence. Sellers authorize Buyer after the Closing Date to receive and open all mail and other communications received by Buyer relating to the Purchased Assets and to deal with the contents of such communications in good faith and in a proper manner, including forwarding any Third Party invoice with respect to the Product Business relating to the period on or prior to the Closing Date to Sellers within 30 days after its receipt thereof. Sellers shall deliver within 30 days after its receipt thereof to Buyer any Third Party invoices or other mail or other communications received by Sellers or any Affiliates of Sellers from any Third Party (including the FDA) related to the Purchased Assets (including any mail or other communications in respect of the Products, the subject matter of this Agreement and the Ancillary Agreements) and the period following Closing.

4.11      Covenant Not to Sue. Effective as of the Closing, (a) Buyer, on behalf of itself, its Affiliates and its and their respective transferees, successors and assigns (collectively, the “Buyer Group”), hereby irrevocably and perpetually covenants that no member of the Buyer Group shall, directly or indirectly, sue Sellers or any of their respective Affiliates or any of their respective licensees, sublicensees, distributors or agents (collectively, the “Seller Group”)(the Buyer Group and the Seller Group together, the “Groups” and each a “Group”), or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any action, suit or proceeding against any member of the Seller Group with respect to (i) any Exploitation or Manufacture by any member of the Seller Group of any Product (or any product that contains the same active pharmaceutical ingredient as the Product) outside the Territory in respect of Products distributed and sold outside the Territory, or (ii) any Manufacture, research, development, use, holding, keeping, transport, disposition, import or export of any Product (or any product that contains the same active pharmaceutical ingredient as the Products) in the Territory solely in support of any Exploitation of the Product (or any product that contains the same active pharmaceutical ingredient as the Products) outside the Territory and (b) both Parties, on behalf of themselves and their respective Group, hereby irrevocably and perpetually covenants that no member of the Group shall, directly or indirectly, sue the other Party or any member of the other Group, or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any action, suit or proceeding against any member of the other Group with respect to any Exploitation or Manufacture by any member of the other Group of any Product (or any product that contains the same active pharmaceutical ingredient as the Product) in the Territory. Buyer shall bind any assignee or transferee of any of the Purchased Assets and any (sub)licensee with respect to the Products to adhere to the foregoing as if such assignee, transferee or (sub)licensee were Buyer hereunder. Nothing in this Section 4.11 shall prohibit either Party from exercising any remedies available to it under this Agreement or any Ancillary Agreement as a result of any breach hereof or thereof by the other Party or any of their respective Affiliates.

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4.12      Unauthorized Exploitation.

(a)          Buyer shall not, and shall cause its Affiliates not to, and shall use commercially reasonable efforts to cause its, licensees, sublicensees and distributors not to, (a) Exploit the Products or any of the Purchased Assets outside the Territory; (b) Exploit (i) until the AG Abandonment Date, the Authorized Generic Product or (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, in the Territory or outside the Territory; or (c) distribute, market, promote, offer for sale or sell the Products directly or indirectly to any Person inside the Territory that is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell the Products in the Seller Territory or assist another Person to do so. Sellers shall not, and shall cause their Affiliates not to, and shall use commercially reasonable efforts to cause their licensees, sublicensees and distributors not to, (i) Exploit the Products inside the Territory or (ii) distribute, market, promote, offer for sale or sell the Products directly or indirectly to any Person outside the Territory that is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell the Products in the Territory or assist another Person to do so. If Buyer or any of its Affiliates receives, or becomes aware of receipt by a licensee, sublicensee or distributor of, any orders for the Products (or any product that contains the same active pharmaceutical ingredient as the Products) for the Seller Territory, such Person shall refer such orders to Sellers. Buyer shall cause its Affiliates, and shall use commercially reasonable efforts to cause its licensees, sublicensees and distributors to notify Buyer of any receipt of any orders for the Products in the Seller Territory. If Sellers or any of their Affiliates receives, or becomes aware of receipt by a licensee, sublicensee or distributor of, any orders for the Products (or any product that contains the same active pharmaceutical ingredient as the Products) for the Territory, such Person shall refer such orders to Buyer. Sellers shall cause their Affiliates, and shall use commercially reasonable efforts to cause their licensees, sublicensees and distributors to notify Sellers of any receipt of any orders for the Products in the Territory.

(b)          The Parties acknowledge and agree that, notwithstanding anything to the contrary set forth in this Section 4.12, Section 4.13, elsewhere in this Agreement or in any Ancillary Agreement, following Closing, Sweden Seller and its Affiliates shall be permitted to Exploit (i) until the AG Abandonment Date, the Authorized Generic Product and (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, and nothing in this Agreement or any Ancillary Agreement is intended to prevent, impair or delay Sweden Seller’s Exploitation of (i) until the AG Abandonment Date, the Authorized Generic Product and (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product. Buyer shall not, and shall cause its Affiliates not to, and shall use commercially reasonable efforts to cause its licensees, sublicensees and distributors not to, directly or indirectly, Exploit (i) until the AG Abandonment Date, the Authorized Generic Product and (ii) until the Atacand Generic Entry Date, any Atacand Other Authorized or Owned Generic Product, in each case, in the Territory or outside the Territory.

4.13      Incidental Crossover Within Territories. Notwithstanding anything in Section 4.12 to the contrary, each Party (the “IT Party”) acknowledges and agrees the advertising, promotion or marketing of the Products (or any product that contains the same active pharmaceutical ingredient as the Products) by the other Party (the “OT Party”), including the advertising, promotion and marketing of the Products through the use of the internet and pan-regional print advertisements and at conferences and seminars held in the OT Party’s territory, may reach Persons in the IT Party’s territory, and that the OT Party shall not be in breach of this Agreement for such activities so long as (a) the objective of such advertising, promotion or marketing of such OT Party is to reach Persons within its territory or otherwise to promote sales of the Products (or such other product that contains the same active pharmaceutical ingredient as the Products) (as applicable) in its territory, and (b) the receipt by Persons located inside the IT Party’s territory of such advertising, promotion or marketing with respect to the Products (or such other product that contains the same active pharmaceutical ingredient as the Products) is merely incidental to the objectives of such advertising, promotion or marketing. Further, each Party acknowledges that Products (or any product that contains the same active pharmaceutical ingredient as the Products) sold to distributors outside of its territory and intended for resale to end users outside of its territory (may end up being resold (through, for example, an internet sales channel) to end users in its territory, and that the other Party shall not be in breach of this Agreement based on such resales so long as such other Party or any of its Affiliates, licensee, sublicensees or distributors did not authorize, encourage or facilitate such resales into the other Party’s territory, makes commercially reasonable efforts to restrict such incidental sales and, complies with its obligations set forth in this Section 4.13.

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4.14      Ancillary Agreements. Following the Closing, the Parties shall negotiate in good faith and use their respective commercially reasonable efforts to negotiate and finalize the Pharmacovigilance Agreement in accordance with Section 4.7.1, and the Quality Assurance Agreement as promptly as practicable but, in any event, within 120 days following the Closing Date. The initial draft of the Quality Assurance Agreement shall be substantially in the form of Sellers’ Quality Assurance Agreement template form that Sellers’ customarily use for transactions similar to the transactions contemplated by this Agreement and the Ancillary Agreements.

4.15      Transfer of Products. Any transfer, sale, license, sublicense (including a sublicense under the License Agreement), conveyance or other disposition of any Product, Purchased Regulatory Approval or any material right related to a Product (other than sales of the Products in the ordinary course of business) by Buyer (a “Transfer of Products”) shall require that the transferee, licensee, sublicensee or assignee thereof agree to be bound by the obligations set forth in Section 4.6, Section 4.7, Section 4.8, Section 4.12, this Section 4.15, the Pharmacovigilance Agreement and, if such transfer is of an Atacand Branded Licensed Product (as defined in the License Agreement), Section 4.2 of the License Agreement. Any Transfer of Products that constitutes all or substantially all of Buyer’s right, title or interest in any Products shall, as a condition thereof, require the assignment of the License Agreement to the transferee, licensee or assignee in such Transfer of Products, subject to Section 10.8 of the License Agreement.

4.16      [***] Agreement. From and after the Closing and until the date on which the [***] Agreement expires or is terminated in accordance with its terms, or the relevant rights under the [***] Agreement are assigned, and the relevant obligations under the [***] Agreement are delegated, in each case, to Buyer, as such rights and obligations are relevant to Buyer’s Exploitation of Atacand and Atacand HCT in the Territory, Sweden Seller agrees to pay, perform and discharge its obligations under and otherwise comply in all material respects with the terms of the [***] Agreement as in effect on the date hereof and that it will not waive or amend or agree to waive or amend any provision of the [***] Agreement that is relevant to Buyer’s Exploitation of Atacand and Atacand HCT in the Territory in a manner that increases the amounts payable by the Buyer under the Supply Agreement – Atacand and Atacand HCT or otherwise adversely affects Buyer’s Exploitation of Atacand and Atacand HCT in the Territory without Buyer’s prior written consent. Sweden Seller shall not terminate the [***] Agreement without the prior written consent of the Buyer, unless (a) in connection therewith the relevant rights and obligations under the [***] Agreement are delegated, in each case, to Buyer pursuant to a separate written agreement, as such rights and obligations are relevant to Buyer’s Exploitation of Atacand and Atacand HCT in the Territory or (b) any such termination would not reasonably be expected to increase the amounts payable by the Buyer under the Supply Agreement – Atacand and Atacand HCT or adversely affect Buyer’s Exploitation of Atacand and Atacand HCT in the Territory.

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4.17      [***] Agreement. From and after the Closing and until the date on which the [***] Agreement expires or is terminated in accordance with its terms, or the relevant rights under the [***] Agreement are assigned, and the relevant obligations under the [***] Agreement are delegated, in each case, to Buyer, as such rights and obligations are relevant to Buyer’s Exploitation of Casodex in the Territory, UK Seller agrees to pay, perform and discharge its obligations under and otherwise comply in all material respects with the terms of the [***] Agreement as in effect on the date hereof and that it will not waive or amend or agree to waive or amend any provision of the [***] Agreement that is relevant to Buyer’s Exploitation Casodex in the Territory in a manner that increases the amounts payable by the Buyer under the Supply Agreement – Arimadex and Casodex or adversely affects Buyer’s Exploitation of Casodex in the Territory without Buyer’s prior written consent. UK Seller shall not terminate the [***] Agreement (a) as a result of its ceasing to market and sell Casodex and/or (b) without the prior written consent of the Buyer, unless in connection therewith the relevant rights and obligations under the [***] Agreement are delegated, in each case, to Buyer pursuant to a separate written agreement, as such rights and obligations are relevant to Buyer’s Exploitation of Casodex in the Territory.

4.18      License. Sellers hereby grant to Buyer a perpetual, non-exclusive, non-terminable, royalty-free, fully paid-up, transferable and sub-licensable license to the Licensed Packaging Know-How and the Licensed Manufacturing Know-How (each such term as defined in the Supply Agreements), each of which such licenses shall (a) automatically, without any action by any of the Parties, take effect upon (and not until) the earlier of (x) the completion of the Manufacturing Technology Transfer (as such term is defined in the Supply Agreements) or the Packaging Technology Transfer (as such term is defined in the Supply Agreements), as the case may be and (y) in the event any such Technology Transfer (as defined in the Supply Agreements) is not completed in accordance the terms of the Supply Agreements by the end of the Packaging TT Period (as defined in the Supply Agreements) or the Manufacturing TT Period (as defined in the Supply Agreement – Atacand and Atacand HCT), as the case may be, or any extension thereof pursuant to the applicable Supply Agreement, as a direct result of any action or inaction by Sellers, upon written notice from Buyer, and (b) survive the termination of the applicable Supply Agreement.

4.19      API Supply. If requested by Buyer, Sellers and Buyer agree to negotiate a supply agreement for hydrochlorothiazide in good faith, which will be on commercially reasonable terms and conditions and which will include a price therefor equal to Sellers' supply cost plus a commercially reasonable mark-up and will in no event require Sellers to provide such supply after termination of the [***] Agreement.

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ARTICLE 5
INDEMNIFICATION

5.1         Indemnification.

5.1.1      Indemnification by Sellers. Following the Closing, but subject to the provisions of this Article 5 and Section 6.10, Sellers shall jointly and severally indemnify and hold harmless Buyer and its Affiliates, and their respective officers, directors, employees, agents, successors and permitted assigns (collectively, “Buyer Indemnitees”) from and against, and compensate and reimburse the Buyer Indemnitees for, any and all Losses incurred by any Buyer Indemnitee arising out of or related to:

(a)          any inaccuracy in, or breach by a Seller of any of, the representations or warranties made by such Seller in Article 3 of this Agreement or in any Ancillary Agreement (to the extent such Ancillary Agreement does not provide a right to indemnification for such breach);

(b)          any failure of a Seller to perform or any breach by such Seller of any of its covenants, agreements or obligations contained in this Agreement or in any Ancillary Agreement (to the extent such Ancillary Agreement does not provide a right to indemnification for such breach);

(c)          any Excluded Liability; or

(d)          any failure of a Seller to pay Transfer Taxes, Apportioned Obligations or Indirect Taxes allocated to such Seller under Section 4.9.2 and 4.9.4.

5.1.2      Indemnification by Buyer. Following the Closing, but subject to the provisions of this Article 5 and Section 6.10, Buyer shall indemnify and hold harmless Sellers and their respective Affiliates, and their respective officers, directors, employees, agents, successors and permitted assigns (collectively, “Seller Indemnitees”) from and against, and compensate and reimburse the Seller Indemnitees for, any and all Losses incurred by any Seller Indemnitee arising out of or related to:

(a)          any inaccuracy in, or breach by Buyer of, any of the representations or warranties made by Buyer in Article 3 of this Agreement or in any Ancillary Agreement (to the extent such Ancillary Agreement does not provide a right to indemnification for such breach);

(b)          any failure of Buyer to perform or any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement or in any Ancillary Agreement (to the extent such Ancillary Agreement does not provide a right to indemnification for such breach);

(c)          any Assumed Liability, except to the extent any Buyer Indemnitee is entitled to indemnification for any such Losses under any Ancillary Agreement; or

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(d)          any failure of Buyer to pay Transfer Taxes, Apportioned Obligations or Indirect Taxes allocated to such Seller under Section 4.9.2 and 4.9.4.

5.2        Claim Procedure.

5.2.1      Indemnification Claim Procedure. Except as provided in Section 5.2.2 with respect to Third Party Claims, in the event of a claim made by a Buyer Indemnitee or a Seller Indemnitee (the “Indemnified Party”), the Indemnified Party shall give reasonably prompt written notice to the other Party (the “Indemnifying Party”), which notice (an “Indemnification Certificate”) shall: (a) state that the Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses that are subject to indemnification by the Indemnifying Party pursuant to Section 5.1.1 or Section 5.1.2, as applicable, and (b) specify in reasonable detail the individual items and amounts of such Losses, the date each such item was paid or properly accrued, or the basis for such anticipated Liability, and a description of the basis of such Indemnified Party’s claim for indemnification; provided, however, that the failure to give reasonably prompt notice shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice. In the event that the Indemnifying Party agrees to or is determined to have an obligation to reimburse the Indemnified Party for Losses as provided in this Article 5, the Indemnifying Party shall, subject to the provisions of Section 5.3, promptly (but, in any event, within 30 days following such agreement or determination) pay such amount to the Indemnified Party by wire transfer of immediately available funds to the account specified in writing by the Indemnified Party. The Indemnifying Party may defer making such payment if it objects in a written statement to the claim made in the Indemnification Certificate (specifying in reasonable detail the individual items and amounts to which it objects and a reasonably detailed description of the basis of all such objections) and delivers such statement to the Indemnifying Party prior to the expiration of such 30-day period. If an Indemnifying Party shall so object in writing to any claim or claims made in any Indemnification Certificate in accordance with the immediately preceding sentence, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of 20 days following the Indemnified Party’s receipt of such objection notice to agree upon the respective rights of the Parties with respect to each of such claims. If no such agreement can be reached after such 20-day period of good faith negotiation, either the Indemnifying Party or the Indemnified Party may initiate Litigation for purposes of having the matter settled in accordance with the terms of this Agreement.

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5.2.2      Third Party Claim Procedure. In the event an Indemnified Party becomes aware of a claim made by a Third Party (including any action or proceeding commenced or threatened to be commenced by any Third Party) (each a “Third Party Claim”) that such Indemnified Party reasonably believes may result in an indemnification claim pursuant to Section 5.1, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim (such notice, the “Claim Notice”). The Claim Notice shall be accompanied by the material documentation submitted by the Third Party making such claim and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Claim and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in delivering a Claim Notice shall relieve the Indemnifying Party from any Liability except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice. Within 30 days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the Third Party Claim referred to therein at the Indemnifying Party’s sole cost and expense (which shall be subject to Section 5.3) with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to assume or control the defense of such Third Party Claim if (i) the Indemnifying Party does not deliver to the Indemnified Party within 30 days after receipt of the applicable Claim Notice an acknowledgment of its indemnification obligations under, and subject to the terms of, this Agreement (including the limitations set forth in this Article 5), with respect to such Third Party Claim, (ii) such Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party or its Affiliates that would materially and adversely impact the Product Business (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), or (iii) such Third Party Claim alleges that the Indemnified Party or any of its Affiliates are engaged in criminal conduct, or the claim is based on alleged criminal conduct and arises as part of any criminal proceeding, action, indictment, allegation or investigation. If the Indemnifying Party does not so assume control of the defense of such Third Party Claim, the Indemnified Party shall control the defense of such Third Party Claim and shall employ counsel of its own choice for such purpose. The Party not controlling the defense of such claim (the “Non-Controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of the defense of such claim and the Indemnifying Party and the Indemnified Party have materially conflicting interests or different defenses available with respect to such Third Party Claim that cause the Indemnified Party to hire its own separate counsel with respect to such proceeding, the reasonable fees and expenses of a single counsel to the Indemnified Party shall be considered “Losses” for purposes of this Agreement. The Party controlling the defense of a Third Party Claim (the “Controlling Party”) shall keep the Non-Controlling Party reasonably advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise reasonably cooperate with and assist the Controlling Party in the defense of such Third Party Claim; provided, that neither the Controlling Party nor the Non-Controlling Party will be required to furnish any such information which would (in the reasonable judgment of such Party upon advice of counsel) be reasonably likely to (a) waive any privileges, including the attorney-client privilege, held by such Party or any of its Affiliates or (b) breach any duty of confidentiality owed to any Person (whether such duty arises contractually, statutorily or otherwise) or any Contract with any other Person or violate any applicable Law (provided, that such Party shall use commercially reasonable efforts to obtain any Required Consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege) to permit such access). Neither the Indemnified Party nor the Indemnifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other such Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Indemnified Party shall not be required with respect to any such settlement or judgment if (w) the Indemnifying Party agrees in writing to pay or cause to be paid any and all amounts payable pursuant to such settlement or judgment (net of the applicable deductible amount specified in Section 5.3.1), (x) such settlement or judgment includes no admission of liability or fault by or other obligation on the part of the Indemnified Party, (y) includes a complete and unconditional release of the Indemnified Party from further Liability, and (z) will not impose any material obligations or restrictions on or result in the Indemnified Party becoming subject to any injunctive or other equitable relief.

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5.3         Limitations on Indemnification.

5.3.1      The provisions for indemnity under Section 5.1.1(a) shall be effective only (a) for any individual claim or series of related claims arising from the same facts and circumstances where the Loss exceeds [***] and (b) when the aggregate amount of all Losses for claims or series of related claims arising from the same facts and circumstances in excess of [***] for which indemnification is sought from Sellers exceeds [***], in which case the Buyer Indemnitee shall be entitled to indemnification of such Buyer Indemnitee’s Losses in excess thereof. In no event shall Sellers have liability for indemnification under Section 5.1.1(a) for any amount exceeding, in the aggregate, [***]; provided, however, that (x) the foregoing limitations on indemnification under this Section 5.3.1 shall not apply to breaches of any Fundamental Representations or to any claims for indemnification based on common law fraud and (y) Sellers shall not have liability for indemnification under Section 5.1.1(a) with respect to breaches of any Fundamental Representations or Section 5.1.1(b) for any amount exceeding, in the aggregate, the Closing Payments. Notwithstanding anything to the contrary, no Party shall be liable for any Loss to the extent arising from (a) a change in accounting or taxation Law, policy or practice made after the Closing, other than a change required to comply with any Law, policy or practice in effect on the Closing Date, (b) any Law not in force on the date hereof or any change in Law which takes effect retroactively, or (c) any increase in the rates of taxation in force on the Closing Date.

5.3.2      The Indemnified Party shall take all commercially reasonable steps to mitigate any Losses incurred by such Party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder. The amount of Losses recovered by an Indemnified Party under Section 5.1.1 or Section 5.1.2, as applicable, shall be reduced by (a) any amounts actually recovered by the Indemnified Party from a Third Party in connection with such claim and (b) the amount of any insurance proceeds actually paid to the Indemnified Party relating to such claim, in each case ((a) and (b)), net of the Indemnified Party’s costs of recovery. Buyer and Sellers each shall use commercially reasonable efforts to pursue claims against Third Parties and to collect insurance proceeds for any Loss that is subject to indemnification by Sellers under Section 5.1.1. If any amounts referenced in the preceding clauses (a) and (b) are received after payment by the Indemnifying Party of the full amount otherwise required to be paid to an Indemnified Party pursuant to this Article 5, the Indemnified Party shall repay to the Indemnifying Party, promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this Article 5 had such amounts been received prior to such payment.

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5.3.3      If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 5.1.1 or Section 5.1.2 and the Indemnified Party could have recovered all or a part of such Losses from a Third Party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such Third Party as are necessary to permit the Indemnifying Party to recover from the Third Party the amount of such payment.

5.3.4      Except for the Fundamental Representations, which shall survive until 45 days after the expiration of the applicable statute of limitations, the representations and warranties of Sellers and Buyer contained in this Agreement shall survive the Closing and continue in full force and effect thereafter through and including the first anniversary of the Closing Date. Any obligation of a Party to indemnify the other Party in respect of any breach of any covenant or agreement which is to be performed following the Closing shall survive until the earlier of performance of the covenant or agreement and the applicable statute of limitations, except as otherwise specified herein.

5.3.5      For the avoidance of doubt, no Indemnified Party shall be entitled to indemnification under this Article 5 in respect of any Loss to the extent such Indemnified Party has been previously indemnified or reimbursed in respect of such Loss pursuant to any other provision of this Agreement or any provision of any Ancillary Agreement.

5.3.6      For purposes of calculating the amount of any Losses arising out of or related to (a) any breach by Sellers of any of the representations of warranties made by Sellers in Article 3 and (b) any breach by Buyer of any of the representations of warranties made by Buyer in Article 3, any references in any such representation or warranty to “material,” “materiality,” “Material Adverse Effect,” or similar materiality-based qualifications shall be disregarded.

5.4         Tax Treatment of Indemnification Payments. All payments made pursuant to this Article 5 shall be treated as adjustments to the Closing Payments for all Tax purposes, unless otherwise required by applicable Law.

5.5         Exclusive Remedy. Except as expressly provided otherwise in this Agreement, each Party acknowledges and agrees that, following the Closing, the remedies provided for in this Article 5 shall be the sole and exclusive remedies for claims for monetary damages available to the Parties and their respective Affiliates arising out of or relating to this Agreement and the transactions contemplated hereby, except that nothing herein shall limit the Liability of either Party for common law fraud with respect to matters addressed herein; provided, however, that either Party may also seek equitable relief, including the remedies of specific performance or injunction, in accordance with Section 6.9 with respect to the breach of any covenant or agreement to be performed pursuant to this Agreement at or after the Closing. This Section 5.5 shall not affect either Party’s ability to exercise any rights or remedies available to such Party under any Ancillary Agreement with respect to claims arising under such Ancillary Agreement. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall, after the consummation of the transactions contemplated by this Agreement, give rise to any right on the part of Buyer, on the one hand, or Sellers, on the other hand, to rescind this Agreement or any of the transactions contemplated hereby. Notwithstanding any provision of this Agreement or otherwise, the Parties agree on their own behalf and on behalf of their respective Affiliates that no Non-Recourse Party of a Party shall have any liability relating to this Agreement or any of the transactions contemplated herein, other than in the case of any claim based on common law fraud or intentional misconduct.

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5.6         Setoff Rights. Neither Party shall have any right of setoff of any amounts due and payable, or any Liabilities arising, under this Agreement against any other amounts due and payable under this Agreement or any amounts due and payable, or any Liabilities arising, under any Ancillary Agreement, except, that Buyer shall be entitled to offset any indemnification payments owed by Sellers under this Article 5 against the Royalty Payments (as such term is defined in the License Agreement) and otherwise under the License Agreement; provided, however, that if Buyer so offsets any indemnification payment owed by Sellers under this Article 5, and it is later finally determined, through judicial process or otherwise by mutual agreement of the Parties, that Seller did not owe the indemnification payment to Buyer that Buyer so offset, then Buyer shall promptly pay to Sellers such wrongfully withheld amount, which amount shall accrue interest at a per annum rate equal to the U.S. Prime Rate, as reported in The Wall Street Journal, Eastern Edition, on the first date on which such payment was delinquent (or, if not available on such date, the U.S. Prime Rate for the last date for which such rate was reported in the Wall Street Journal, Eastern Edition), plus 2% or, if less, the maximum rate permitted by applicable Law, based on the actual number of days elapsed from the due date to the date of actual payment. The payment obligations under each of this Agreement and the Ancillary Agreements remain independent obligations of each Party, irrespective of any amounts owed to any other Party under this Agreement or the respective Ancillary Agreements.

ARTICLE 6
MISCELLANEOUS

6.1         Governing Law, Jurisdiction, Venue and Service.

6.1.1      Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

6.1.2      Jurisdiction; Waiver of Trial by Jury. Subject to Section 6.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Confidential Portions are marked: [***]

6.1.3      Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.1.4      Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 6.2.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court. Sellers hereby appoint the below Person as their agent to receive service of process in the United States for purposes of this Agreement:

c/o AstraZeneca Pharmaceuticals LP

1800 Concord Pike

Wilmington, Delaware 19803

U.S.A.

Attention: General Counsel

6.2        Notices.

6.2.1      Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties, as applicable, at their respective addresses specified in Section 6.2.2 or to such other address as the party to whom notice is to be given may have provided to the other Party (or, in the case of Seller) at least five Business Days prior to such address taking effect in accordance with this Section 6.2. Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service (with receipt confirmed by telephone, solely in the case of delivery of such communication by internationally recognized overnight delivery service that maintains records of delivery).

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

6.2.2      Address for Notice.

If to Sweden Seller, to:

AstraZeneca AB

SE-431 83 Mölndal, Sweden

Attention: Legal Department

If to UK Seller, to:

AstraZeneca UK Limited

1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA

England

Attention: Company Secretary

and, in each case, a copy (which shall not constitute effective notice) to:

Greenberg Traurig LLP

The Shard, Level 8

32 London Bridge Street

London, SE1 9SG United Kingdom

Attention: Fiona Adams

and

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Attention: Michael Helsel

If to Buyer, to:

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, MN 56623

Attention: Arthur Przybyl

with a copy (which shall not constitute effective notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10022

Attention: Paul A Gajer

6.3         No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 5, they shall not be construed as conferring any rights on any other Persons.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

6.4        Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

6.5         Expenses. Except as otherwise specified herein, and whether or not the Closing takes place, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

6.6         Assignment. Neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either Party without the prior written consent of the other Party shall be void and of no effect; provided, however, that (a) each Seller may (i) assign or delegate any or all of its rights or obligations hereunder to (A) an Affiliate or (B) any Third Party that acquires rights to (1) the Products in the Seller Territory, (2) the Authorized Generic Product worldwide, or (3) any product Exploited by Sellers or their respective Affiliates in the Seller Territory or (ii) assign, in whole or in part, its rights to receive any payments hereunder or under the License Agreement to any Third Party, in each case ((a)(i) and (ii)), without the prior written consent of Buyer; and (b) Buyer may assign any or all of its rights and obligations hereunder to (A) an Affiliate or (B) any Third Party that acquires rights to the Products, without the prior written consent of Sellers; provided, further, that, in each case ((a) and (b)), the assigning Party shall remain liable for the performance or non-performance of any such delegated or assigned obligations notwithstanding any such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, in the event a Party assigns its rights or obligations under this Agreement or otherwise makes payments from a jurisdiction other than the jurisdiction in which such party is organized (each an “Assignment”), and immediately after such Assignment the amount of Tax required to be withheld on any payment pursuant to this Agreement is greater than the amount of such Tax that would have been required to have been withheld absent such Assignment, then such increased withholding Tax shall be borne by the Party making such Assignment.

6.7         Amendment. This Agreement, the Exhibits and the Disclosure Schedules may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

6.8         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

6.9         Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached, and that money damages would be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive or other equitable relief, in any court of the United States or any state having jurisdiction. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, and (y) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

6.10      Damages Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF COMMON LAW FRAUD OR WILLFUL MISCONDUCT WITH RESPECT TO MATTERS ADDRESSED HEREIN, NEITHER BUYER NOR SELLERS SHALL BE LIABLE TO THE OTHER, OR THEIR RESPECTIVE AFFILIATES, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, FOR LOSS OF PROFITS, REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE ON THE CLOSING DATE), CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH, OR RELATED HERETO, INCLUDING ANY SUCH DAMAGES WHICH ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY.

6.11      English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

6.12      Bulk Sales Statutes. Buyer hereby waives compliance by Sellers with the requirements and provisions of any applicable bulk sales or bulk transfer Laws in any jurisdiction that may otherwise be applicable in connection with the transactions under this Agreement; provided, for the avoidance of doubt, that Sellers shall indemnify Buyer for any Losses incurred by any Buyer Indemnitee arising out of or related to Sellers’ failure to comply with any such applicable bulk sales or bulk transfer Laws.

6.13      Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement and each Ancillary Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as physical delivery of the paper document bearing the original signature. At the request of any party to this Agreement or any Ancillary Agreement, each other party shall re-execute original forms hereof or thereof, as the case may be, and deliver them to each other such party. No party to this Agreement or any Ancillary Agreement shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract, and each party to this Agreement or any such Ancillary Agreement forever waives any such defense.

6.14      Entire Agreement. This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Disclosure Schedules, the Ancillary Agreements and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof, including the Confidentiality Agreement. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

[Signature page follows]

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.

Confidential Portions are marked: [***]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AstraZeneca AB (publ)

By:	/s/ Yvonne Bertlin
Name: Yvonne Bertlin
Title: CFO

AstraZeneca UK Limited

By:	/s/ William McIlveen
Name: William Mcilveen
Title: Authorised Signatory

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen Carey
Name: Stephen Carey
Title: VP and CFO

[Signature Page to Asset Purchase Agreement]